                                                                     Exhibit 4.1


                                U.S. $400,000,000

                                CREDIT AGREEMENT

                            Dated as of June 30, 2005

                                      Among

                       CENTERPOINT ENERGY RESOURCES CORP.

                                  as Borrower,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders,

                                       and

                 CITIGROUP GLOBAL MARKETS INC., BARCLAYS CAPITAL
                       and BANC OF AMERICA SECURITIES LLC

                               as Lead Arrangers,

                                       and

                                 CITIBANK, N.A.

                            as Administrative Agent,

                                       and

                   BARCLAYS BANK PLC and BANK OF AMERICA, N.A.

                            as Co-Syndication Agents

                                       and

           CITIBANK, N.A., BARCLAYS BANK PLC and BANK OF AMERICA, N.A.

                                as Issuing Banks

                                       and

     CREDIT SUISSE, CAYMAN ISLANDS BRANCH, DEUTSCHE BANK AG NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A., THE ROYAL BANK OF SCOTLAND PLC AND WACHOVIA BANK,
                              NATIONAL ASSOCIATION

                             as Documentation Agents

                     CERC 5-Year Revolving Credit Agreement

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                             ARTICLE I

                                 DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms.................................................................    1
SECTION 1.02 Computation of Time Periods...........................................................   17
SECTION 1.03 Accounting Terms......................................................................   17

                                            ARTICLE II

                                 AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Revolving Advances and Letters of Credit..........................................   17
SECTION 2.02 Making the Revolving Advances.........................................................   18
SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit....................   19
SECTION 2.04 The CAF Advances......................................................................   20
SECTION 2.05 Competitive Bid Procedure.............................................................   20
SECTION 2.06 Fees..................................................................................   22
SECTION 2.07 Termination or Reduction of the Revolving Commitments.................................   23
SECTION 2.08 Repayment.............................................................................   23
SECTION 2.09 Interest..............................................................................   24
SECTION 2.10 Interest Rate Determination...........................................................   25
SECTION 2.11 Optional Conversion of Revolving Advances.............................................   25
SECTION 2.12 Optional Prepayments of Revolving Advances............................................   25
SECTION 2.13 Increased Costs.......................................................................   26
SECTION 2.14 Illegality............................................................................   26
SECTION 2.15 Payments and Computations.............................................................   27
SECTION 2.16 Taxes.................................................................................   27
SECTION 2.17 Sharing of Payments, Etc..............................................................   29
SECTION 2.18 Use of Proceeds.......................................................................   30
SECTION 2.19 Increase in the Aggregate Revolving Commitments.......................................   30
SECTION 2.20 Evidence of Debt......................................................................   31

                                            ARTICLE III

                              CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01 Conditions Precedent to Effectiveness of Sections 2.01 and 2.04.......................   31
SECTION 3.02 Conditions Precedent to Each Revolving Borrowing, Issuance and Commitment Increase....   32
SECTION 3.03 Conditions Precedent to Each CAF Borrowing............................................   33
SECTION 3.04 Determinations Under Section 3.01.....................................................   33

                                            ARTICLE IV

                                  REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower........................................   34

                     CERC 5-Year Revolving Credit Agreement

                                                                                                     PAGE
                                             ARTICLE V

                                     COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants.................................................................   35
SECTION 5.02 Negative Covenants....................................................................   37
SECTION 5.03 Financial Covenants...................................................................   41
SECTION 5.04 Borrower's Accounting Reorganization..................................................   41

                                            ARTICLE VI

                                         EVENTS OF DEFAULT

SECTION 6.01 Events of Default.....................................................................   41
SECTION 6.02 Actions in Respect of the Letters of Credit upon Default..............................   43

                                            ARTICLE VII

                                     THE ADMINISTRATIVE AGENT

SECTION 7.01 Authorization and Action..............................................................   44
SECTION 7.02 Administrative Agent's Reliance, Etc..................................................   44
SECTION 7.03 Citibank and Affiliates...............................................................   44
SECTION 7.04 Lender Credit Decision................................................................   44
SECTION 7.05 Indemnification.......................................................................   45
SECTION 7.06 Successor Administrative Agents.......................................................   45
SECTION 7.07 Co-Syndication Agents; Lead Arrangers.................................................   46

                                           ARTICLE VIII

                                           MISCELLANEOUS

SECTION 8.01 Amendments, Etc.......................................................................   46
SECTION 8.02 Notices, Etc..........................................................................   46
SECTION 8.03 No Waiver; Remedies...................................................................   48
SECTION 8.04 Costs and Expenses....................................................................   48
SECTION 8.05 Right of Set off......................................................................   49
SECTION 8.06 Binding Effect........................................................................   49
SECTION 8.07 Assignments and Participations........................................................   49
SECTION 8.08 Patriot Act Notification..............................................................   52
SECTION 8.09 Confidentiality.......................................................................   52
SECTION 8.10 Governing Law.........................................................................   52
SECTION 8.11 Counterparts..........................................................................   52
SECTION 8.12 Removal of Lender.....................................................................   52
SECTION 8.13 Jurisdiction, Etc.....................................................................   53

                     CERC 5-Year Revolving Credit Agreement

Schedules
---------
Schedule I    List of Applicable Lending Offices

Schedule II   Lead Arrangers Addresses

Schedule III  Commitment Percentages

Exhibits
--------
Exhibit A     Form of Promissory Note

Exhibit B     Form of Notice of Borrowing

Exhibit C     Form of Assignment and Acceptance

Exhibit D     Form of CAF Note

Exhibit E     Form of Competitive Bid Request

Exhibit F     Form of Competitive Bid

Exhibit G     Form of Competitive Bid Confirmation

Exhibit H     Form of Notice of Letter of Credit Issuance

Exhibit I     Form of Assumption Agreement

                     CERC 5-Year Revolving Credit Agreement

                                CREDIT AGREEMENT

                            Dated as of June 30, 2005

            CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC. ("CGMI"), BARCLAYS CAPITAL, the investment banking division of BARCLAYS BANK PLC and BANC OF AMERICA SECURITIES LLC, as lead arrangers (the "Lead Arrangers"), and BARCLAYS BANK PLC ("Barclays") and BANK OF AMERICA, N.A., as syndication agents (the "Co-Syndication Agents"), CITIBANK, N.A. ("Citibank"), BARCLAYS and BANK OF AMERICA, N.A., as Issuing Banks, and Citibank, as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined), agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounting Reorganization" has the meaning specified in Section 5.02(c).

            "Acquired Entity" has the meaning set forth in the definition of "Permitted Liens".

            "Advance" means a Revolving Advance, a Letter of Credit Advance or a CAF Advance, as the case may be, by a Lender to the Borrower pursuant to
      Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

            "Affiliate" of any Person means any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such first Person.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A. with its office at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Account No. 36852248, Attention: Global Loans/Agency.

            "Aggregate Outstanding Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Revolving Advances, Letters of Credit, Letter of Credit Advances and CAF Advances made by such Lender then outstanding.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance or CAF Eurodollar Rate Advance.

            "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

    Public Debt Rating         Applicable Margin for    Applicable Margin for
    S&P/Moody's/Fitch           Base Rate Advances    Eurodollar Rate Advances
-----------------------------  ---------------------  ------------------------
Level 1
BBB+/Baa1/BBB+ or
above                                  0.0%                    0.35%

Level 2
BBB/Baa2/BBB                           0.0%                   0.425%

                     CERC 5-Year Revolving Credit Agreement

    Public Debt Rating         Applicable Margin for    Applicable Margin for
    S&P/Moody's/Fitch           Base Rate Advances    Eurodollar Rate Advances
-----------------------------  ---------------------  ------------------------
Level 3
BBB-/Baa3/BBB-                         0.0%                    0.50%

Level 4
BB+/Ba1/BB+                            0.0%                    0.80%

Level 5
Lower than Level 4 or
unrated by S&P, Moody's
and Fitch                              0.0%                    1.00%

            "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

       Public Debt Rating          Applicable
       S&P/Moody's/Fitch           Percentage
--------------------------------   -----------
Level 1                               0.10%
BBB+/Baa1/BBB+ or above

Level 2                              0.125%
BBB/Baa2/BBB

Level 3                               0.15%
BBB-/Baa3/BBB-

Level 4                               0.20%
BB+/Ba1/BB+

Level 5                               0.25%
Lower than Level 4 or unrated by
S&P, Moody's and Fitch

            "Applicable Utilization Fee" means, as of any date on which the aggregate principal amount of the Advances plus the Letters of Credit exceeds 50% of the aggregate amount of the Lenders' Revolving Commitments, a percentage per annum equal to 0.10%.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit assuming compliance at such time with all conditions to drawing.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as its base rate; and

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means a Revolving Advance that bears interest as provided in Section 2.08(a)(i).

            "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

                     CERC 5-Year Revolving Credit Agreement

            "Borrowed Money" of any Person means any Indebtedness of such Person for or in respect of money borrowed or raised by whatever means (including acceptances, deposits and lease obligations under Capital Leases); provided, however, that Borrowed Money shall not include (a) any guarantees that may be incurred by endorsement of negotiable instruments for deposit or collection in the ordinary course of business or similar transactions, (b) any obligations or guarantees of performance of obligations under a franchise, performance bonds, franchise bonds, obligations to reimburse drawings under letters of credit issued in accordance with the terms of any safe harbor lease or franchise or in lieu of performance or in lieu of franchise bonds or other obligations that do not represent money borrowed or raised, which reimbursement obligations in each case shall be payable in full within ten (10) Business Days after the date upon which such obligation arises, (c) trade payables, (d) customer advance payments and deposits arising in the ordinary course of such Person's business, (e) operating leases and (f) obligations under swap agreements.

            "Borrowing" means either a Revolving Borrowing or a CAF Borrowing.

            "Borrowing Date" means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Advances hereunder.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CAF Advance" means an Advance made to the Borrower pursuant to
      Section 2.05 by a Lender in response to a Competitive Bid Request.

            "CAF Borrowing" means a borrowing consisting of CAF Advances under
      Section 2.05 consisting of CAF Advances of the same Type made on the same day by the Lender or Lenders whose Competitive Bid or Bids have been accepted pursuant to Section 2.05(d).

            "CAF Eurodollar Rate Advance" means any CAF Advance that bears interest at the Eurodollar Rate.

            "CAF Facility" has the meaning as set forth in Section 2.04(a).

            "CAF Margin" means, as to any Competitive Bid relating to a CAF Eurodollar Rate Advance, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate acceptable to such Lender with respect to such CAF Eurodollar Rate Advance.

            "CAF Note" means a promissory note of the Borrower payable to the order of any Lender that has requested a CAF Note pursuant to Section 2.19(a), in substantially the form of Exhibit D hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the CAF Advances made by such Lender.

            "CAF Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.05(b), (i) in the case of a CAF Eurodollar Rate Advance, the CAF Margin added to or subtracted from, as the case may be, the Eurodollar Rate, and (ii) in the case of a Fixed Rate Advance, the fixed rate of interest, in each case, offered by such Lender.

            "Capital Lease" means a lease that, in accordance with GAAP, would be recorded as a capital lease on the balance sheet of the lessee.

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests in partnerships and member

                     CERC 5-Year Revolving Credit Agreement
      interests in limited liability companies, and any and all warrants or options to purchase any of the foregoing or securities convertible into any of the foregoing.

            "Cash Interest" means interest expense of the Borrower and its Subsidiaries, to the extent actually paid in cash, during the relevant period.

            "Commitment" means the Revolving Commitment and the Letter of Credit Commitment.

            "Commitment Increase" has the meaning as set forth in Section
      2.19(a).

            "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage opposite such Lender's name on
      Schedule III attached hereto, as such percentage may be modified by assignment in accordance with the terms of this Agreement or by reductions or increases in the Revolving Commitment pursuant to Section 2.07 and
      Section 2.19.

            "Communications" has the meaning specified in Section 8.02(b).

            "Competitive Bid" has the meaning as set forth in Section 2.05(b).

            "Competitive Bid Confirmation" has the meaning as set forth in
      Section 2.05(d).

            "Competitive Bid Request" has the meaning as set forth in Section 2.05(a).

            "Confidential Information" means information that the Borrower or any of its Subsidiaries furnishes to the Administrative Agent or any Lender in a writing designated as confidential or which in the Borrower's or its Subsidiaries' course of dealing with the Administrative Agent or such Lender has been designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or its Subsidiaries.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Consolidated Capitalization" means the sum of (a) Consolidated Shareholders' Equity, (b) Consolidated Indebtedness for Borrowed Money and
      (c) without duplication, any Mandatory Payment Preferred Stock.

            "Consolidated Shareholders' Equity" means, as of any date of determination, the total assets of Borrower and its Consolidated Subsidiaries less all liabilities of Borrower and its Consolidated Subsidiaries. (As used in this definition, "liabilities" means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities, including, without limitation, (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of Borrower or such Consolidated Subsidiaries, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary and excluding any adjustment, non-cash charge to net income or other non-cash charges or write-offs resulting thereto from the application of SFAS No. 142 and similar provisions of GAAP).

            "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, instrument or other written undertaking to which such Person is a party or by which it or any of its property is bound.

            "Controlled" means, with respect to any Person, the ability of another Person (whether directly or indirectly and whether by the ownership of voting securities, contract or otherwise) to appoint and/or remove the majority of the members of the board of directors or other governing body of that Person (and "Control" and "Controls" shall be similarly construed).

                     CERC 5-Year Revolving Credit Agreement

            "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Advances of one Type into Revolving Advances of the other Type pursuant to Section 2.10 or 2.11.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) to the extent reflected as a charge in the computation of net income for such period, any other non-cash charges, in each case determined in accordance with GAAP for such period.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent, the Issuing Banks and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with
      Section 8.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance having the force of law relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA

                     CERC 5-Year Revolving Credit Agreement

      (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of
      Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such rate per annum is not such a multiple) at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Administrative Agent's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means a Revolving Advance that bears interest as provided in Section 2.09(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or CAF Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or CAF Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1933, as amended.

            "Existing 3-Year Revolving Credit Facility" has the meaning specified in Section 3.01(b).

                     CERC 5-Year Revolving Credit Agreement

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" means the 5-Year Revolving Credit Facility Fee Letter dated as of May 31, 2005 between Citibank, CGMI and the Borrower.

            "Financial Officer" means, with respect to the Borrower, its chief financial officer, chief accounting officer, treasurer, assistant treasurer, comptroller or any other officer acceptable to the Administrative Agent.

            "Fitch" means Fitch Ratings, and any successors thereto.

            "Fixed Rate Advance" means any CAF Advance made by a Lender pursuant to Section 2.05(b) based upon a fixed percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four decimal places), and accepted by the Borrower.

            "Fully Hedged" means, with respect to any Indexed Debt Securities, that Borrower or any Consolidated Subsidiary of Borrower either (i) owns or has in effect rights providing substantially the economic effect, in such context, of owning, a sufficient amount of the Indexed Asset relating thereto to satisfy completely its obligations at maturity of the Indexed Debt Securities or (ii) has in effect a hedging arrangement sufficient to enable it to satisfy completely its obligations at maturity of the Indexed Debt Securities.

            "GAAP" has the meaning specified in Section 1.03.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Guarantee" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any principal of any Indebtedness for Borrowed Money (the "primary obligations") of any other third Person in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or
      (iii) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith (and "guaranteed" and "guarantor" shall be construed accordingly).

            "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos containing materials, polychlorinated biphenyls and radon gas and

                     CERC 5-Year Revolving Credit Agreement

      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hybrid Preferred Securities" means preferred securities issued by any Hybrid Preferred Securities Subsidiary.

            "Hybrid Preferred Securities Subsidiary" means any Delaware business trust (or similar entity) (i) all of the common equity interest of which is owned (either directly or indirectly through one or more Wholly-Owned Subsidiaries) at all times by Borrower, (ii) that has been formed for the purpose of issuing Hybrid Preferred Securities and (iii) substantially all of the assets of which consist at all times solely of the Junior Subordinated Debt and payments made from time to time on the Junior Subordinated Debt.

            "Indebtedness" of any Person means the sum of (a) all items (other than capital stock, capital surplus and retained earnings) that, in accordance with GAAP consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date on which the Indebtedness is to be determined and (b) the amount of all Guarantees by such Person; provided, however, that Indebtedness of a Person shall not include any Junior Subordinated Debt owned by any Hybrid Preferred Securities Subsidiary or any Guarantee by Borrower of payments with respect to any Hybrid Preferred Securities.

            "Increase Date" has the meaning as set forth in Section 2.19(a).

            "Increasing Lender" has the meaning as set forth in Section 2.19(b).

            "Indexed Asset" means, with respect to any Indexed Debt Security,
      (i) any security or commodity that is deliverable upon maturity of such Indexed Debt Security to satisfy the obligations under such Indexed Debt Security at maturity or (ii) any security, commodity or index relating to one or more securities or commodities used to determine or measure the obligations under such Indexed Debt Security at maturity thereof.

            "Indexed Debt Securities" means any security issued by Borrower or any Consolidated Subsidiary of Borrower that (a) in accordance with GAAP, is shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries as Indebtedness or a liability and (b) the obligations at maturity of which may be satisfied completely by the delivery of, or the amount of such obligations are determined by reference to, (1) an equity security issued by an issuer other than Borrower or any such Consolidated Subsidiary or (2) an underlying index, commodity or security.

            "Information Memorandum" means the information memorandum dated June 3, 2005] used by the Lead Arrangers in connection with the syndication of the Commitments.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Borrowing and each CAF Eurodollar Rate Advance comprising part of the same CAF Borrowing, the period commencing on the date of such Eurodollar Rate Advance or CAF Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be two weeks or one, two, three or six months (or such other period as may be approved by the Administrative Agent), as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) the Borrower may not select any Interest Period that ends after the Termination Date;

                     CERC 5-Year Revolving Credit Agreement

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Revolving Borrowing or for CAF Eurodollar Rate Advances comprising part of the same CAF Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, other securities or all or substantially all of the assets of such Person or any capital contribution to such Person or any other investment in such Person.

            "Issuing Banks" means the banks listed on the signature pages hereof as "Issuing Bank" and any other Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Lender or Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "Junior Subordinated Debt" means subordinated debt of Borrower or any Subsidiary of Borrower (i) that is issued at par to a Hybrid Preferred Securities Subsidiary in connection with the issuance of Hybrid Preferred Securities, (ii) the payment of the principal of which and interest on which is subordinated (with certain exceptions) to the prior payment in full in cash or its equivalent of all senior indebtedness of the obligor thereunder and (iii) that has an original tenor no earlier than 30 years from the issuance thereof.

            "Lead Arrangers" has the meaning specified in the recital of parties to this Agreement.

            "L/C Disbursement" means a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

            "Lenders" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 8.07.

            "Letter of Credit Advance" means an advance by any Issuing Bank or any Lender pursuant to Section 2.03(c).

            "Letter of Credit Commitment" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule III hereof under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07.

                     CERC 5-Year Revolving Credit Agreement

            "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Banks' Letter of Credit Commitments at such time, as such amount may be reduced at or prior to such time pursuant to
      Section 2.07.

            "Letters of Credit" has the meaning specified in Section 2.01(b).

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance or lien of any kind whatsoever (including any Capital Lease).

            "Loan Documents" means this Agreement, the Notes or CAF Notes (if any), each Letter of Credit, and all other documents executed in connection herewith and therewith, including, without limitation, each Notice of Borrowing.

            "Mandatory Payment Preferred Stock" means any preference or preferred stock of the Borrower or of any Consolidated Subsidiary (in each case other than any issued to the Borrower or its Subsidiaries and other than Hybrid Preferred Securities or Junior Subordinated Debt) that is subject to mandatory redemption, sinking fund or retirement provisions; provided, that any amounts subject to any mandatory redemption, sinking fund or retirement provisions due and payable prior to the Termination Date or within one year following the Termination Date will not be considered Mandatory Payment Preferred Stock.

            "Margin Stock" means any margin stock (as defined in Regulation U) and any margin security (as defined in Regulation T).

            "Material Adverse Change" means any material adverse change in the ability of the Borrower to perform its obligations under the Loan Documents on a timely basis (it being understood and agreed that a Material Adverse Change shall not include the effect of any True-Up Litigation) since December 31, 2004.

            "Material Adverse Effect" means any material adverse effect on the ability of the Borrower to perform its obligations under this Agreement or any other Loan Document on a timely basis (it being understood and agreed that a Material Adverse Effect shall not include the effect of any True-Up Litigation).

            "Moody's" means Moody's Investors Service, Inc., and any successors thereto.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Tangible Assets" means, with respect to the Borrower, the total assets of the Borrower and its Consolidated Subsidiaries and Unrestricted Subsidiaries, minus goodwill and other intangible assets as shown on the balance sheet of the Borrower, its Consolidated Subsidiaries and the Unrestricted Subsidiaries delivered pursuant to Section 5.01(j) in respect of the most recently ended fiscal quarter of the Borrower and with respect to any other Person, the total assets of such Person and its Consolidated Subsidiaries, minus goodwill and other intangible assets as determined pursuant to such Person's most recently available financial statements.

            "Non-Recourse Debt" means (i) any Indebtedness for Borrowed Money incurred by any Project Finance Subsidiary to finance the acquisition, improvement, installation, design, engineering, construction,

                     CERC 5-Year Revolving Credit Agreement
      development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or providing financing for any project, which Indebtedness for Borrowed Money does not provide for recourse against the Borrower or any Subsidiary of the Borrower (other than a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) or any property or asset of the Borrower or any Subsidiary of the Borrower (other than Equity Interests in, or the property or assets of, a Project Finance Subsidiary and such recourse as exists under a Performance Guaranty) and (ii) any refinancing of such Indebtedness for Borrowed Money that does not increase the outstanding principal amount thereof (other than to pay costs incurred in connection therewith and the capitalization of any interest, fees, premium or penalties) at the time of the refinancing or increase the property subject to any Lien securing such Indebtedness for Borrowed Money or otherwise add additional security or support for such Indebtedness for Borrowed Money.

            "Note" means a promissory note of the Borrower payable to the order of any Lender that has requested a Note pursuant to Section 2.19(a), in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Advances made by such Lender.

            "Notice" has the meaning specified in Section 8.02(c).

            "Notice of Borrowing" has the meaning specified in Section 2.02.

            "Notice of Letter of Credit Issuance" has the meaning specified in
      Section 2.03(a).

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

            "Parent" means CenterPoint Energy, Inc., a Texas corporation.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Performance Guaranty" means any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of or Equity Interests in a Project Finance Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity or other contributions or support to the relevant Project Finance Subsidiary, or (c) performance by a Project Finance Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.

            "Permitted Liens" means with respect to any Person:

            (a) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty, or the validity or amount of which is contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, and provided further that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person

                     CERC 5-Year Revolving Credit Agreement
      or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

            (b) landlord Liens for rent not yet due and payable and Liens for materialmen, mechanics, warehousemen, carriers, employees, workmen, repairmen and other similar nonconsensual Liens imposed by operation of law, for current wages or accounts payable or other sums not yet delinquent, in each case arising in the ordinary course of business or if overdue, that are being contested in good faith by appropriate proceedings, provided, however, that any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been, and continues to be, effectively enjoined or stayed;

            (c) Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, ERISA or any environmental law, order, rule or regulation) incurred or deposits made, in each case, in the ordinary course of business, (i) in connection with workers compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeals bonds, bids, leases, performance or payment bonds, purchase, construction, sales contacts, and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

            (d) Liens arising out of or in connection with any litigation or other legal proceeding that is being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; and provided further that subject to Section 6.01(f) (so long as such Lien is discharged or released within 30 days of attachment thereof), any right to seizure, levy, attachment, sequestration, foreclosure or garnishment with respect to Property of such Person or any Subsidiary of such Person by reason of such Lien has not matured, or has been and continues to be, effectively enjoined or stayed;

            (e) precautionary filings under the applicable Uniform Commercial Code made by a lessor with respect to personal property leased to such Person or any Subsidiary of such Person;

            (f) other non-material Liens or encumbrances none of which secures Indebtedness for Borrowed Money of the Borrower or any of its Subsidiaries or interferes materially with the use of the Property affected in the ordinary conduct of the Borrower's or its Subsidiaries' business and which individually or in the aggregate do not have a Material Adverse Effect;

            (g) easements, rights-of-way, restrictions and other similar encumbrances and exceptions to title existing or incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

            (h) Liens created by Capital Leases, provided that the Liens created by any such Capital Lease attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto, (ii) purchase money Liens securing Indebtedness of the Borrower or any of its Subsidiaries (including such Liens securing such Indebtedness incurred within twelve months of the date on which such Property was acquired), provided that all such Liens attach only to the Property purchased with the proceeds of the Indebtedness secured thereby and only secure the Indebtedness incurred to finance such purchase, (iii) Liens on receivables, customer charges, notes, ownership interests, contracts or contract rights which are transferred to the purchaser of such receivables, customer charges, notes, ownership interests, contracts or contract rights in connection with such sale, securitization or monetization, provided that such Liens secure only the obligations of the Borrower or any of its Subsidiaries in connection with such sale, securitization or monetization and (iv) Liens created by leases that do not constitute Capital Leases at the time such leases are entered into, provided that the Liens created thereby attach only to the Property leased to the Borrower or one of its Subsidiaries pursuant thereto.

                     CERC 5-Year Revolving Credit Agreement

            (i) Liens on cash and short term investments (i) deposited by the Borrower or any of its Subsidiaries in accounts with or on behalf of futures contract brokers or other counterparties or (ii) pledged by the Borrower or any of its Subsidiaries, in the case of clause (i) or (ii) to secure its obligations with respect to contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and future contracts) for the purchase or sale of any energy-related commodity or interest rate or currency rate management contracts;

            (j) Liens on (i) Property owned by a Project Financing Subsidiary or
      (ii) equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with a Project Financing; and

            (k) Liens on equity interests in an Unrestricted Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company) securing, subject to Section 5.02(e), Indebtedness of such Unrestricted Subsidiary.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Platform" has the meaning specified in Section 8.02(b).

            "Principal Property" means any natural gas distribution property, natural gas pipeline or gas processing plant located in the United States, except any such property that in the reasonable opinion of the board of directors of Borrower is not of material importance to the total business conducted by the Borrower and its Consolidated Subsidiaries. "Principal Property" shall not include any oil or gas property or the production or proceeds of production from an oil or gas producing property or the production or any proceeds of production of gas processing plants or oil or gas or petroleum products in any pipeline or storage field.

            "Project Finance Subsidiary" and "Project Finance Subsidiaries" means any Subsidiary of the Borrower (or any other Person in which the Borrower directly or indirectly owns a 50% or less interest) whose principal purpose is to incur Project Financing or to become an owner of interests in a Person so created to conduct the business activities for which such Project Financing was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by one or more Project Financings.

            "Project Financing" means any Indebtedness or lease obligations that do not constitute Capital Leases at the time such leases are entered into, in each case that are incurred to finance a project or group of projects (including any construction financing to the extent that such Indebtedness (or other obligations) expressly are not recourse to the Borrower or any of its Subsidiaries (other than a Project Financing Subsidiary) or any of their respective Property other than the Property of a Project Financing Subsidiary and equity interests in a Project Financing Subsidiary (including in each case a pledge of a partnership interest, common stock or a membership interest in a limited liability company).

            "Property" means any interest or right in any kind of property or asset, whether real, personal or mixed, owned or leased, tangible or intangible and whether now held or hereafter acquired.

            "Pro Rata Share" of any amount means, with respect to any Lender, at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Commitment at such time (or, if the Commitments shall have terminated pursuant to Section 2.07 or 6.01, such Lender's Revolving Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Facility at such time (or, if the Commitments shall have been

                     CERC 5-Year Revolving Credit Agreement
      terminated pursuant to Section 2.07 or 6.01, the Revolving Facility as in effect immediately prior to such termination).

            "Public Debt Rating" means, as of any date, (a) at any time the non-credit enhanced senior unsecured long-term debt of the Borrower is rated by S&P, by Moody's and by Fitch and such ratings are equivalent, such rating, (b) the middle of such ratings in the case where there is a split between all such ratings or (c) if such ratings are split and two of the ratings fall in the same level (the "Majority Level"), and the third rating is in a different level then such rating shall be the Majority Level. For purposes of the foregoing, (x) if only two of such three agencies issue a rating, the higher of such ratings shall apply, provided that if the higher rating is two or more levels above the lower rating, the rating next above the lower of the two shall apply; if only one of such three agencies issues a rating, such rating shall apply and (y) if any such rating established by S&P, Moody's or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change and (z) if S&P, Moody's or Fitch shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P, Moody's or Fitch, as the case may be, shall refer to the then equivalent rating by S&P, Moody's or Fitch, as the case may be.

            "Receivables Transaction" means, collectively, the transactions contemplated by (i) the Receivables Purchase Agreement, dated as of January 21, 2004, as amended by Amendment #1 dated as of January 19, 2005, among CenterPoint Energy Gas Receivables, LLC, as seller, the Borrower, as initial servicer, Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association, as agent, (ii) the Receivables Sale Agreement, dated as of January 21, 2004, among the Borrower, Arkansas Louisiana Finance Corporation, CenterPoint Energy Gas Transmission Company, CenterPoint Energy-Mississippi River Transmission Corporation, CenterPoint Energy Field Services, Inc., CenterPoint Energy Intrastate Pipelines, Inc. and CenterPoint Energy Services, Inc. (formerly known as CenterPoint Energy Gas Services, Inc.), as originators, and CenterPoint Energy Gas Receivables, LLC, as buyer, and (iii) related agreements (as each such agreement in clauses (i) through (iii) may be amended, supplemented or otherwise modified from time to time, or replaced, refunded or refinanced).

            "Register" has the meaning specified in Section 8.07(c).

            "Regulation T" and "Regulation U" mean Regulation T and U, respectively, of the Board or any other regulation hereafter promulgated by the Board to replace the prior Regulation T or U, as the case may be, and having substantially the same function.

            "Required Lenders" means, at any time, Lenders owed or holding at least 51% of the sum of (a) the then aggregate unpaid principal amount of the Advances owing to the Lenders, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time.

            "Requirements of Law" means, as to any Person, any law, statute or ordinance, decree, requirement, order, judgment, rule, or regulation of any Governmental Authority.

            "Responsible Officer" means, with respect to any Person, its chief financial officer, chief accounting officer, assistant treasurer, treasurer or comptroller of such Person or any other officer of such Person whose primary duties are similar to the duties of any of the previously listed officers of such Person.

            "Restricted Subsidiary" means all Subsidiaries of the Borrower other than Unrestricted Subsidiaries.

            "Revolving Advances" has the meaning as set forth in Section 2.01.

            "Revolving Borrowing" means a borrowing consisting of Revolving Advances of the same Type, made by the Lenders on the same day under
      Section 2.02.

            "Revolving Commitment" has the meaning set forth in Section 2.01(a).

                     CERC 5-Year Revolving Credit Agreement

            "Revolving Extensions of Credit" means, as to any Lender at any time, an amount equal to the aggregate principal amount of all Revolving Advances held by such Lender then outstanding.

            "Revolving Facility" has the meaning as set forth in Section 2.01.

            "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing to the Borrower or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof of not more than three years and except for leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successors thereto.

            "Significant Subsidiary" means (i) for the purposes of determining what constitutes an "Event of Default" under Sections 6.01(d), (e), and
      (f) a Subsidiary of the Borrower (other than a Project Finance Subsidiary) whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower, on a consolidated basis, as determined in accordance with GAAP and (ii) for all other purposes the "Significant Subsidiaries" shall be those Subsidiaries whose total assets, as determined in accordance with GAAP, represent at least 10% of the total assets of the Borrower on a consolidated basis, as determined in accordance with GAAP for the Borrower's most recently completed fiscal year and identified in the certificate most recently delivered pursuant to
      Section 5.01(j)(ii).

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
      (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership, joint venture or other Person or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Termination Date" means the earlier of June 30, 2010 and the date of termination in whole of the Commitments pursuant to Section 2.07 or 6.01.

            "Total Aggregate Outstanding Extensions of Credit" means, at any time, the aggregate amount of Aggregate Outstanding Extensions of Credit of all Lenders outstanding at such time.

                     CERC 5-Year Revolving Credit Agreement

            "Total Commitments" means, at any time, the aggregate amount of the Commitments of all Lenders then in effect.

            "Total Debt" means, as of any date of determination, the sum of (i) the total Indebtedness for Borrowed Money as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness for Borrowed Money of Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by Borrower or any other Consolidated Subsidiary of Borrower, and any Mandatory Payment Preferred Stock, less (ii) such amount of Indebtedness for Borrowed Money attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amount would not have been shown as Indebtedness for Borrowed Money on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less (iii) with respect to any Indexed Debt Securities that are Fully Hedged and the liabilities in respect of which as shown on the consolidated balance sheet of Borrower and its Consolidated Subsidiaries have increased from the amount of liabilities in respect thereof at the time of their issuance by reason of an increase in the price of the Indexed Asset relating thereto, the excess of (a) the aggregate amount of liabilities in respect of such Indexed Debt Securities at the time of determination over (b) the initial amount of liabilities in respect of such Indexed Debt Securities at the time of their issuance, provided that at the time of determination such increase in the price of the Indexed Asset relating to such Indexed Debt Securities has not been recorded on such consolidated balance sheet, less (iv) Non-Recourse Debt of the Borrower and its Subsidiaries.

            "True-Up Litigation" means any litigation or other Proceeding in connection with the determination by the Public Utility Commission of Texas of the recovery by Parent and its Subsidiaries of stranded costs and other amounts to be recovered in the true-up process.

            "Type" has the meaning as set forth in the definition of "Advance".

            "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Commitment at such time minus, without duplication, (b) the sum of (i) the aggregate principal amount of all Revolving Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate principal amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letters of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

            "Unrestricted Subsidiary" means any Subsidiary of the Borrower and its direct or indirect Subsidiaries that is designated by a Responsible Officer of the Borrower as an Unrestricted Subsidiary, but only if (x) the aggregate amount of Net Tangible Assets of all Unrestricted Subsidiaries at the time of designation does not exceed or would not exceed as a result of such designation the lesser of (a) 10% of the Net Tangible Assets of Parent and (b) 15% of the Net Tangible Assets of the Borrower, (y) such designation and the Investment of Borrower in such Subsidiary complies with the limitations in Section 5.02(j) and (z) such Subsidiary: (i) has no Indebtedness with recourse to the Borrower and the Restricted Subsidiaries except that permitted under Section 5.02(j); (ii) is not party to any agreement, contract, arrangement or understanding with the Borrower or any Significant Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding and related transactions are substantially no less favorable to the Borrower or such Significant Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (iii) is a Person with respect to which neither the Borrower nor any of its Significant Subsidiaries has any direct or indirect obligation that violates Section 5.02(j:, (a) to subscribe for additional Capital Stock of such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) does not, either alone or in the aggregate, operate, directly or indirectly, all or substantially all of the business of the Borrower and its Subsidiaries.

            Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced by a certificate of a Responsible Officer of the Borrower giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the preceding conditions

                     CERC 5-Year Revolving Credit Agreement
      and was permitted by Section 5.02(j) delivered to the Administrative Agent, for delivery to each Lender. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Significant Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 5.02(j), the Borrower shall be in default of such covenant. A Responsible Officer of the Borrower may at any time designate any Unrestricted Subsidiary to be a Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under this Agreement calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

            "Value" means, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Leaseback Transaction or (2) the fair value, in the opinion of the board of directors, of such property at the time of entering into such Sale and Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Wholly-Owned" means, with respect to any Subsidiary of any Person, a Subsidiary, all the outstanding capital stock (other than directors' qualifying shares required by law) or other ownership interest of which are at the time owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person, or both.

            SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time in the United States of America ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01 The Revolving Advances and Letters of Credit. (a) The Revolving Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to the Borrower (the "Revolving Advances") from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on
Schedule III hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.06 (such Lender's "Revolving Commitment", and, in the aggregate, the "Revolving Facility"). Each Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, shall be in minimum principal aggregate amounts of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the case of a Revolving Borrowing consisting of Base Rate Advances, shall be in minimum principal aggregate amounts of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to

                     CERC 5-Year Revolving Credit Agreement
their respective Revolving Commitments. Within the limits of each Lender's Revolving Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.12 and reborrow under this Section 2.01.

            (b) The Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") in U.S. Dollars for the account of the Borrower in support of obligations (including, without limitation, performance, bid and similar bonding obligations and credit enhancement) of the Borrower and its Affiliates, from time to time on any Business Day during the period from the Effective Date until the Business Day before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by such Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders at such time; provided, however, that in no event shall the aggregate Available Amount for all Letters of Credit exceed $150,000,000. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the Business Day before the Termination Date. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(b).

            (c) Total Revolving Commitments. Notwithstanding anything else contained herein, the obligations of the Lenders to make Advances and of the Issuing Banks to issue Letters of Credit is subject to the condition that the Total Aggregate Outstanding Extensions of Credit shall not exceed the total of the Revolving Commitments.

            SECTION 2.02 Making the Revolving Advances. (a) Each Revolving Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Borrowing in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or on the same Business Day as the date of the proposed Revolving Borrowing in the case of a Revolving Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex, complying in all material respects with the form of Exhibit B hereto, specifying therein the requested (i) date of such Revolving Borrowing, (ii) Type of Revolving Advances comprising such Revolving Borrowing, (iii) aggregate amount of such Revolving Borrowing, (iv) in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Advance and (v) whether any of such Revolving Borrowing shall be used by the Borrower to repay commercial paper. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Borrowing, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or before 3:00 P.M. (New York City time) in the case of a Revolving Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's address referred to in Section 8.02 no later than 12:00 P.M. (New York City time) on such date, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or 4:00 P.M. (New York City time) on such date, in the case of a Revolving Borrowing consisting of Base Rate Advances.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Borrowing if the aggregate amount of such Revolving Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.10 or 2.14 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than twelve separate Revolving Borrowings.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Revolving Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense

                     CERC 5-Year Revolving Credit Agreement
incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Advance to be made by such Lender as part of such Revolving Borrowing when such Revolving Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Advances comprising such Revolving Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Advance as part of such Revolving Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Revolving Advance to be made by it as part of any Revolving Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Advance on the date of such Revolving Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Advance to be made by such other Lender on the date of any Revolving Borrowing.

            SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent for delivery to each Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit shall be substantially in the form of Exhibit H attached hereto, or as agreed between the Borrower and each Issuing Bank (a "Notice of Letter of Credit Issuance"), shall be by telephone (conveying the information contained on Exhibit H attached hereto), confirmed immediately in writing, or by telecopier or electronic communication. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance.

            (b) Letter of Credit Reports. Each Issuing Bank shall furnish to the Administrative Agent (A) on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) for delivery to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

            (c) Participations in Letters of Credit. Upon the issuance of a Letter of Credit by any Issuing Bank under Section 2.03(a), such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally

                     CERC 5-Year Revolving Credit Agreement
agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.08(b) by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to
Section 2.08(b) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft.

            (e) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04 The CAF Advances. (a) From time to time on any Business Day during the period from the Effective Date until the Termination Date, the Borrower may request CAF Advances from the Lenders in amounts such that the Total Aggregate Outstanding Extensions of Credit at any time shall not exceed the total of the Revolving Commitments at such time (the "CAF Facility").

            (b) Under the terms and conditions set forth below, the Borrower may borrow, repay pursuant to Section 2.08 and reborrow under this Section 2.04.

            SECTION 2.05 Competitive Bid Procedure. (a) In order to request a CAF Advance, the Borrower shall deliver to the Administrative Agent a written notice in the form of Exhibit E, attached hereto (a "Competitive Bid Request"), to be received by the Administrative Agent (i) in the case of each CAF Eurodollar Rate Advance, not later than 3:00 P.M. (New York City time), four (4) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 11:00 A.M. (New York City time), one (1) Business Day before the Borrowing Date specified for such Fixed Rate Advance. Each Competitive Bid Request shall in each case refer to this Agreement and specify (i) the date of Borrowing of such CAF Advances (which shall be a Business Day), (ii) the aggregate principal amount thereof, (iii) whether the CAF Advances then being requested are to be CAF Eurodollar Rate Advances or Fixed Rate Advances, (iv) the maturity date for each CAF Advance requested to be made and (v) the interest payment dates for each CAF Advance requested to be made. The Administrative Agent shall promptly notify each Lender by telex or facsimile transmission of the contents of each Competitive Bid Request received by it. Each Competitive Bid Request may solicit bids for CAF Advances in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Advances. The maturity date for each CAF Advance shall be not less than 15 days nor more than 180 days after the applicable date of CAF Borrowing (and in any event shall not extend beyond the Termination Date).

            (b) Each Lender may, in its sole discretion, irrevocably offer to make one or more CAF Advances to the Borrower responsive to each Competitive Bid Request from the Borrower. Any such irrevocable offer by a Lender must be received by the Administrative Agent, in the form of Exhibit F hereto (a "Competitive Bid"), (i) in the case of each CAF Eurodollar Rate Advance, not later than 10:30 A.M. (New York City time), three

                     CERC 5-Year Revolving Credit Agreement

(3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 9:30 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance. Competitive Bids that do not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (i) specify the maximum principal amount of CAF Advances for each maturity date (which shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and which may equal, but not exceed, the principal amount requested for such maturity date by the Borrower) and the aggregate maximum principal amount of CAF Advances for all maturity dates (which amount, with respect to any Lender, may exceed such Lender's Commitment) that the Lender is willing to make to the Borrower, and (ii) specify the CAF Rate at which the Lender is prepared to make each such CAF Advance. A Competitive Bid submitted by a Lender pursuant to this Section 2.05(b) shall be irrevocable absent manifest error.

            (c) The Administrative Agent shall (i) in the case of each CAF Eurodollar Rate Advance, not later than 11:00 A.M. (New York City time) three
(3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 10:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance, notify the Borrower in writing of all the Competitive Bids made (arranging each such bid in ascending interest rate order), and the CAF Rate or Rates and the maximum principal amount of each CAF Advance in respect of which a Competitive Bid was made, and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.05.

            (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.05(d), accept or reject any Competitive Bid referred to in Section 2.05(c); provided, however, that the aggregate amount of the Competitive Bids for CAF Advances so accepted by the Borrower may not exceed the lesser of (i) the principal amount of the applicable CAF Borrowing requested by the Borrower in respect thereof and (ii) the amount of the Commitments less the Total Aggregate Outstanding Extensions of Credit then outstanding, after giving effect to the application of the proceeds of such respective CAF Borrowing on the Borrowing Date therefor. The Borrower shall notify the Administrative Agent in writing whether and to what extent it has decided to accept or reject any or all of the bids referred to in Section 2.05(c) by delivering to the Administrative Agent a written notice in the form of Exhibit G hereto (a "Competitive Bid Confirmation"), (i) in the case of each CAF Eurodollar Rate Advance, not later than 1:00 P.M. (New York City time), three (3) Business Days before the Borrowing Date specified for such CAF Eurodollar Rate Advance and (ii) in the case of each Fixed Rate Advance, not later than 11:00 A.M. (New York City time) on the Borrowing Date specified for such Fixed Rate Advance, which Competitive Bid Confirmation shall specify the principal amount of CAF Advances for each relevant maturity date to be made by each such bidding Lender (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the Competitive Bid of such Lender, and for all maturity dates included in such Competitive Bid in respect thereof shall be equal to or less than the aggregate maximum amount specified in such Competitive Bid for all such maturity dates); provided, however, that (A) the failure by the Borrower to so deliver a Competitive Bid Confirmation by the specified time shall be deemed to be a rejection of all the bids referred to in Section 2.05(c) for the related Competitive Bid Request; (B) the Borrower shall not accept a bid made at a particular CAF Rate for a particular maturity if the Borrower has decided to reject a bid made at a lower CAF Rate for such maturity; (C) if the Borrower shall accept bids made at a particular CAF Rate for a particular maturity but shall be restricted by other conditions hereof from borrowing the maximum principal amount of CAF Advances in respect of which bids at such CAF Rate have been made, then the Borrower shall accept a pro rata portion of each bid made at such CAF Rate based as nearly as possible on the respective maximum principal amounts of CAF Advances offered to be made by the relevant Lenders pursuant to such bids; and (D) no bid shall be accepted for a CAF Advance by any Lender unless such CAF Advance is in an aggregate principal amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, if it is necessary for the Borrower to accept a pro rata allocation of the bids made in response to a Competitive Bid Request (whether pursuant to the events specified in clause (C) above or otherwise) and the available principal amount of CAF Advances to be allocated among the Lenders is not sufficient to enable CAF Advances to be allocated to each Lender in an aggregate principal amount not less than $5,000,000 or in integral multiples of $1,000,000 in excess thereof, then the Borrower shall, subject to clause (D) above, select the Lenders to be allocated such CAF Advances and shall round allocations up or down to the next higher or lower multiple of $1,000,000 as it shall deem appropriate; provided that the allocations among the Lenders to be allocated such CAF

                     CERC 5-Year Revolving Credit Agreement

Advances shall be made pro rata based as nearly as possible on the respective maximum principal amounts of CAF Advances offered to be made by such Lenders. The Competitive Bid Confirmation given by the Borrower pursuant to this Section 2.05(d) shall be irrevocable.

            (e) Upon receipt from the Administrative Agent of the Eurodollar Rate applicable to any CAF Eurodollar Rate Advance to be made by any Lender pursuant to a Competitive Bid that has been accepted by the Borrower pursuant to this Section 2.05, the Administrative Agent shall notify such Lender of the applicable Eurodollar Rate.

            (f) If the Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower by (i) in the case of a CAF Eurodollar Rate Advance, not later than 10:15 A.M. (New York City time), and (ii) in the case of a Fixed Rate Advance, not later than 9:15 A.M. (New York City time), in each case, on the Business Day on which the other Lenders are required to submit their bids to the Administrative Agent pursuant to Section 2.05(b) above.

            (g) If the Borrower accepts pursuant to Section 2.05(d) one or more of the offers made by any Lender or Lenders, the Administrative Agent shall promptly notify each Lender that has made such an offer of the aggregate amount of such CAF Advances to be made on the Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Each Lender that is to make a CAF Advance shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the Competitive Bid Request applicable thereto, make available to the Administrative Agent at its office set forth in Section 8.02 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent shall, no later than 1:00 P.M. (New York City time) on such Borrowing Date, make such funds available to the Borrower at the Borrower's account as shall be designated by it to the Administrative Agent from time to time. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

            (h) The Borrower shall repay to the Administrative Agent for the account of each Lender that has made a CAF Advance (or the Eligible Assignee in respect thereof, as the case may be) on the maturity date of each CAF Advance (such maturity date being that specified by the Borrower for repayment of such CAF Advance in the related Competitive Bid Request) the then unpaid principal amount of such CAF Advance. The Borrower shall not, without the consent of the relevant Lender, have the right to prepay, at its option, any principal amount of any CAF Advance.

All notices required by this Section 2.05 shall be made in accordance with
Section 8.02 hereof; provided, however, that each request or notice required to be made under Section 2.05(a) or 2.04(d) by the Borrower may be made by the giving of telephone notice to the Administrative Agent that is promptly confirmed by delivery of a notice in writing (complying in all material respects with the form of Exhibit B or Exhibit E, as the case may be) to the Administrative Agent.

            SECTION 2.06 Fees. (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Revolving Commitment, irrespective of usage, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2005, and on the Termination Date.

            (b) Agent's Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

            (c) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 2005, and on the Termination Date, on such Lender's Pro

                     CERC 5-Year Revolving Credit Agreement

Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate of the Applicable Margin for Eurodollar Rate Advances under the Revolving Facility.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, issuance fees, fronting fees and transfer fees in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

            (iii) The Borrower shall pay the Applicable Utilization Fees in accordance with Section 2.09(a).

            (iv) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Lenders all commissions received by the Administrative Agent for their respective accounts pursuant to this Section 2.06(c).

            SECTION 2.07 Termination or Reduction of the Revolving Commitments. The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Revolving Commitments of the Lenders, provided that (i) each partial reduction shall be in a minimum aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section 2.12 by the Borrower on the effective date thereof, the Total Aggregate Outstanding Extensions of Credit then outstanding would exceed the Total Commitments then in effect. Any terminated or permanently reduced portion of the respective Revolving Commitments of the Lenders may not be reinstated.

            Each reduction of Revolving Commitments pursuant to this Section
2.07 shall be applied pro rata to the Revolving Commitments of each Lender. If at any time, including after giving effect to any reduction of the Revolving Commitments pursuant to this Section 2.07, the Total Aggregate Outstanding Extensions of Credit exceed the Total Commitments, the Borrower shall be obligated, first, to prepay the Revolving Advances and the Letter of Credit Advances in the amount of such excess and second, to prepay the CAF Advances (whether or not consented to by the relevant Lender) to the extent that the aggregate amount of CAF Advances exceeds such Total Commitments after prepayment of all Revolving Advances and Letter of Credit Advances.

            SECTION 2.08 Repayment. (a) Revolving Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Advances then outstanding.

            (b) Letter of Credit Advances. The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance on or before the date of such payment if the Borrower receives notice of such payment on or before 10:00 a.m. (New York City time) on the date such payment is made by such Issuing Bank and if such notice is received after 10:00 a.m. (New York City time) on the next Business Day after such payment is to be made by such Issuing Bank, the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (c) Obligations Absolute.

            (i) The Borrower's payment obligations under Section 2.08 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower may have or have had against the relevant Issuing Bank or any beneficiary of a Letter of Credit other than a defense based upon the gross negligence or willful misconduct of such Issuing Bank or violation of the standards of care specified in the Uniform Commercial Code of the State of New York.

            (ii) The Borrower also agrees with each Issuing Bank that no Issuing Bank shall be responsible for, and the Borrower's payment obligations under Section 2.08 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though

                     CERC 5-Year Revolving Credit Agreement
      such documents shall in fact prove to be invalid, fraudulent or forged,
      (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

            (iii) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct or in violation of the standards of care specified in the Uniform Commercial Code of the State of New York.

            (iv) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

            SECTION 2.09 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Advance and Letter of Credit Advance owing to each Lender from the date of such Revolving Advance and Letter of Credit Advance to but excluding the date such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Revolving Advance or Letter of Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, payable in arrears quarterly on the last day of each March, June, September and December, during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Revolving Advance or Letter of Credit Advance bearing interest at the Eurodollar Rate, a rate per annum equal at all times during each Interest Period for such Revolving Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Advance or Letter of Credit Advance plus (y) the Applicable Margin in effect from time to time plus
      (z) the Applicable Utilization Fee, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (iii) CAF Eurodollar Rate Advances. In the case of each CAF Eurodollar Rate Advance, a rate per annum equal at all times to the sum of the Eurodollar Rate applicable to such CAF Advance plus or minus, as the case may be, the CAF Margin specified by a Lender with respect to such CAF Advance in its Competitive Bid submitted pursuant to Section 2.05(b), payable on the date or dates specified in the relevant Competitive Bid Request.

            (b) Default Interest. Upon the occurrence and during the continuance of any default in the payment of any amount owed hereunder, the Administrative Agent may, and upon the request of the Required Lenders shall, require the Borrower to pay interest ("Default Interest") on (i) the unpaid principal amount of each Revolving Advance or Letter of Credit Advance past due and owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on such Revolving Advance or Letter of Credit Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2.00% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

                     CERC 5-Year Revolving Credit Agreement

            SECTION 2.10 Interest Rate Determination. (a) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.09(a)(i), (ii) or (iii).

            (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Revolving Advances or Letter of Credit Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Advances or Letter of Credit Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

            (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Revolving Advances or Letter of Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances. If no Advances are outstanding at the time of delivery of a Notice of Borrowing with respect to Eurodollar Rate Advances and the Borrower shall fail to select an Interest Period for such Advances, such Advances shall be made as Base Rate Advances.

            (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Revolving Advances shall automatically Convert into Base Rate Advances.

            (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.11 Optional Conversion of Revolving Advances. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.10 and 2.14, Convert all Revolving Advances of one Type comprising the same Borrowing into Revolving Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Revolving Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Revolving Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            SECTION 2.12 Optional Prepayments of Revolving Advances. The Borrower may, upon at least two Business Days' notice to the Administrative Agent, in the case of a Revolving Borrowing consisting of Eurodollar Rate Advances, or upon same day notice to the Administrative Agent, in the case of a Revolving Borrowing consisting of Base Rate Advances, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Advances comprising part of the same Revolving Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                     CERC 5-Year Revolving Credit Agreement

            SECTION 2.13 Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or CAF Eurodollar Rate Advances (excluding for purposes of this Section 2.13 any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.16 shall govern), (B) net income taxes and franchise taxes imposed on such Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Lender other than a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Advances and (C) changes in the rate of tax on the overall net income of such Lender), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such actual increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error. The Borrower shall pay to the Administrative Agent for the account of such Lender or to the Administrative Agent for its own account, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

            (c) The agreements contained in this Section 2.13 shall survive the termination of this Agreement and the payment of all amounts payable hereunder; provided, however, that in no event shall the Borrower be obligated to reimburse or compensate any Lender for amounts contemplated by this Section 2.13 for any period prior to the date that is 90 days prior to the date upon which such Lender requests in writing such reimbursement or compensation from the Borrower.

            SECTION 2.14 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that it has determined in good faith that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances or CAF Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance or CAF Eurodollar Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.09(a)(i), as the case may be, and (b) the obligation of the Lenders to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances or to Convert Revolving Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or CAF Eurodollar Rate Advances, as the case may be, or to continue to fund or maintain Eurodollar Rate Advances or CAF Eurodollar Rate Advances, as the case may be, and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                     CERC 5-Year Revolving Credit Agreement

            SECTION 2.15 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes (if any), irrespective of any right of counterclaim or set-off, not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Sections 2.05, 2.13, 2.16 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes or CAF Notes (if any) in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note or CAF Note, as the case may be, held by such Lender (if any), to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the CAF Rate or the Federal Funds Rate or in respect of Fixed Rate Advances and of facility fees and utilization fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be prima facie evidence of the correctness thereof.

            (d) Whenever any payment hereunder or under the Notes or CAF Notes (if any) shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or CAF Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.16 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder shall be made, in accordance with Section 2.15 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, net income taxes and franchise taxes imposed on it as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender other than a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note or CAF Note, if any (all such non excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes or CAF Notes (if any) being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable

                     CERC 5-Year Revolving Credit Agreement
hereunder or under any Note or CAF Note or any other documents to be delivered hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any such sums payable to any Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 2.16(e) or (ii) that are United States withholding taxes imposed on sums payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that any such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Taxes pursuant to this Section 2.16. Whenever any Taxes or Other Taxes (as defined in Section 2.16(b)) are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Lender or Administrative Agent, as the case may be, either (A) official tax receipts or notarized copies of such receipts to such Lender within thirty (30) days after payment of any applicable tax or (B) a certificate executed by a Responsible Officer of the Borrower confirming that such Taxes or Other Taxes have been paid, together with evidence of such payment.

            (b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or CAF Notes (if any) or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.16) imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, including, without limitation or duplication, any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any failure by the Borrower to pay any Taxes or Other Taxes when due to the appropriate taxing authority or to remit to any Lender the receipts or other evidence of payment of Taxes or Other Taxes.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or CAF Notes (if any) or any other documents to be delivered hereunder by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection
(d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender registered in the Register that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code agrees that it will deliver to the Borrower and the Administrative Agent on the Effective Date, or on the date which it becomes a party to this Agreement, two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI, W-8EXP or W-8IMY (or other appropriate corresponding form) or any successor applicable form, as the case may be. Each such Lender also agrees to deliver to the Borrower and the Administrative Agent two further copies of the said Form W-8BEN, W-8ECI, W-8EXP or W-8IMY or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would

                     CERC 5-Year Revolving Credit Agreement
otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each such Lender shall certify in the case of a Form W-8BEN, W-8ECI, W-8EXP or W-8IMY that is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. In the event that any such Lender fails to deliver any forms required under this
Section 2.16(e), the Borrower's obligation to pay additional amounts shall be reduced to the amount that it would have been obligated to pay had such forms been provided.

            (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in Section 2.16(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.16(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (h) If any Taxes or Other Taxes are not correctly or legally asserted and the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of those Taxes or Other Taxes as to which it has been indemnified by the Borrower, the Administrative Agent or such Lender shall within 20 days after such refund pay to the Borrower the amount of such refund to the extent that the Borrower indemnified the Administrative Agent or such Lender for such Taxes or Other Taxes pursuant to this Section 2.16, net of any out-of-pocket costs of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

            SECTION 2.17 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Revolving Advances owing to it (other than pursuant to Sections 2.13, 2.16 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.17 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                     CERC 5-Year Revolving Credit Agreement

            SECTION 2.18 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for general corporate purposes, including capital expenditures, and to repay commercial paper.

            SECTION 2.19 Increase in the Aggregate Revolving Commitments. (a) The Borrower may, at any time but in any event not more than once in any calendar year prior to the Termination Date, whether or not the Revolving Commitments have been reduced pursuant to Section 2.07, by notice to the Administrative Agent, request that the aggregate amount of the Revolving Commitments be increased by an amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof (a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Administrative Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $525,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section 3.02 shall be satisfied.

            (b) The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include
(i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Revolving Commitments (the "Commitment Date"). Each Lender that is willing, in its sole discretion, to participate in such requested Commitment Increase (each an "Increasing Lender") shall give written notice to the Administrative Agent and the Borrower on or prior to the Commitment Date of the amount by which it is willing to increase its Revolving Commitment. If the Lenders notify the Administrative Agent and the Borrower that they are willing to increase the amount of their respective Revolving Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent.

            (c) Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may request Lenders to increase their participation and extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Revolving Commitment of each such Eligible Assignee shall be in an amount not less than $10,000,000.

            (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with
Section 2.19(b) (each such Eligible Assignee, an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Revolving Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.19(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before such Increase Date the following, each dated such date:

            (i) (A) certified copies of resolutions of the Board of Directors of the Borrower or the Executive Committee of such Board approving the Commitment Increase and the corresponding modifications to this Agreement and (B) opinions of counsel for the Borrower (which may be in-house counsel), in form and substance reasonably acceptable to the Administrative Agent, covering the matters covered by the opinions of counsel delivered pursuant to Section 3.01(d)(iv) and Section 3.01(d)(v) hereof;

            (ii) an assumption agreement from each Assuming Lender, if any, substantially in the form of Exhibit I hereto (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower; and

            (iii) confirmation from each Increasing Lender of the increase in the amount of its Revolving Commitment in a writing satisfactory to the Borrower and the Administrative Agent.

                     CERC 5-Year Revolving Credit Agreement

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.19(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower, on or before 1:00 P.M. (New York City time), by telecopier, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

            (e) The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the amount of the aggregate Revolving Commitments pursuant to this Section and of the respective adjusted Revolving Commitment and Commitment Percentage of each Lender after giving effect thereto. The Borrower acknowledges that, in order to maintain the Revolving Advances in accordance with the Commitment Percentage of each Lender, a non-pro-rata increase in the aggregate Revolving Commitment may require prepayment or funding of all or portions of certain Revolving Advances on the date of such increase (and any such prepayment or funding shall be subject to the other provisions of this Agreement). Effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted such that, after giving effect to such adjustments, each Lender shall hold participations in each such Letter of Credit in accordance with the Commitment Percentage of such Lender after giving effect to such increase.

            SECTION 2.20 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note or a CAF Note, as the case may be, in substantially the form of Exhibit A or Exhibit D hereto, respectively and as the case may be, payable to the order of such Lender in a principal amount equal to the amount of the Revolving Advance or the CAF Advance, as the case may be, of such Lender. All references to Notes or CAF Notes in the Loan Documents shall mean Notes or CAF Notes, respectively and if any, to the extent issued hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to
Section 8.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                                  ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

            SECTION 3.01 Conditions Precedent to Effectiveness of Sections 2.01 and 2.04. Sections 2.01 and 2.04 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                     CERC 5-Year Revolving Credit Agreement

            (a) The Lead Arrangers shall be satisfied that any and all amounts outstanding (including without limitation all principal, interest, fees and other amounts owed) under the $250,000,000 3-Year Revolving Credit Agreement, dated as of March 23, 2004 (as amended, supplemented or otherwise modified from time to time, the "Existing 3-Year Revolving Credit Facility"), among the Borrower, the lenders party thereto, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunning manager, Citicorp USA, Inc., as administrative agent and Bank of America, N.A., Deutsche Bank AG New York Branch, JPMorgan Chase Bank, Wachovia Bank, National Association, Banc One Capital Markets, Inc., Credit Suisse First Boston, Cayman Islands Branch, Keybank National Association and The Royal Bank of Scotland PLC, as co-syndication agents, shall be paid by the Borrower in full, and such Existing 3-Year Revolving Credit Facility shall be cancelled or otherwise terminated prior to or immediately after the initial Advances are made hereunder.

            (b) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect.

            (c) The Borrower shall have paid all accrued fees and expenses of the Lenders and the Administrative Agent (including the accrued fees and expenses of counsel to the Administrative Agent) and taxes, if any, due and payable hereunder and under the Fee Letter.

            (d) The Administrative Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

                  (i) The Notes, duly executed by the Borrower and made payable to the order of each Lender who has requested a Note, pursuant to
            Section 2.20(a).

                  (ii) Certified copies of the (A) resolutions of the board of directors of the Borrower approving this Agreement and the Notes (if any), and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes (if any) and (B) certificate of incorporation and bylaws of the Borrower (such certificate, duly executed by an authorized officer of the Borrower, shall state that such resolutions, certificate of incorporation and bylaws are in full force and effect as of the Effective Date).

                  (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes (if any) and the other documents to be delivered hereunder.

                  (iv) A favorable opinion of Baker Botts LLP, counsel for the
            Borrower, in form and substance satisfactory to the Administrative Agent.

                  (v) A favorable opinion of the in-house counsel of the
            Borrower, in form and substance satisfactory to the Administrative Agent.

                  (vi) A favorable opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

            (e) The Administrative Agent shall have received from the Borrower such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 3.02 Conditions Precedent to Each Revolving Borrowing, Issuance and Commitment Increase. The obligation of each Lender to make a Revolving Advance on the occasion of each Revolving Borrowing and the Obligation of each Issuing Bank to issue or amend a Letter of Credit (including the initial issuance) or renewal of a Letter of Credit, other than in the case of an automatic renewal, and each Commitment Increase shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of

                     CERC 5-Year Revolving Credit Agreement
such Revolving Borrowing, issuance or the Commitment Increase (a) the following statements shall be true (and each of the giving of the Applicable Notice of Borrowing, Notice of Letter of Credit Issuance or request for Commitment Increase and the acceptance by the Borrower of the proceeds of such Revolving Borrowing or of such Letter of Credit or the renewal of such Letter of Credit, other than in the case of an automatic renewal, shall constitute a representation and warranty by the Borrower that on the date of such Revolving Borrowing, Issuance, renewal or Commitment Increase such statements are true):

            (i) the representations and warranties contained in Section 4.01 (except the last sentence of subsection (e) thereof and in subsection
      (f)(i) thereof and other representations that by their terms are limited to a specific date) are correct in all material respects on and as of such date, before and after giving effect to such Revolving Borrowing, issuance or renewal or Commitment Increase and to the application of the proceeds therefrom, as through made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Revolving Borrowing, issuance or renewal of any Letter of Credit or such Commitment Increase or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 3.03 Conditions Precedent to Each CAF Borrowing. The obligation of each Lender that is to make a CAF Advance on the occasion of a CAF Borrowing to make such CAF Advance as part of such CAF Borrowing is subject to the conditions precedent that (i) the Administrative Agent shall have received the written confirmatory Competitive Bid Request pursuant to Section 2.05(a) with respect thereto, (ii) the Administrative Agent shall have received a Competitive Bid Confirmation from the Borrower pursuant to Section 2.05(d),
(iii) on or before the date of such CAF Borrowing, but prior to such CAF Advance, the Administrative Agent shall have received a CAF Note in accordance with Section 2.20(a) payable to the order of such Lender for each of the one or more CAF Advances to be made by such Lender as part of such CAF Borrowing, in a principal amount equal to the principal amount of the CAF Advance to be evidenced thereby and otherwise on such terms as were agreed to for such CAF Advance in accordance with Section 2.05, and (iv) on the date of such CAF Borrowing the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by the Borrower of the proceeds of such CAF Borrowing shall constitute a representation and warranty by the Borrower that on the date of such CAF Borrowing such statements are true):

            (a) the representations and warranties contained in Section 4.01 (except the last sentence of subsection (e) thereof and in subsection
      (f)(i) thereof and other representations and warranties that by their terms are limited to a specific date) are correct in all material respects on and as of the date of such CAF Borrowing, before and after giving effect to such CAF Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

            (b) no event has occurred and is continuing, or would result from such CAF Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

            (c) no event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 3.04 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                     CERC 5-Year Revolving Credit Agreement

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes or CAF Notes (if any), and the consummation of the transactions contemplated hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's certificate of incorporation or by laws or any law or any contractual restriction binding on or affecting the Borrower, or (ii) constitute a default under any existing indenture, loan agreement or other material agreement to which the Borrower or any Subsidiary of the Borrower is a party.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes or CAF Notes (if any), and no law or regulation is applicable that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (d) This Agreement has been, and each of the Notes or CAF Notes (if any) when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes or CAF Notes (if any) when delivered hereunder will be, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

            (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2004, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present, in all material respects, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2004, there has been no Material Adverse Change.

            (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

            (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (h) Neither the Borrower nor any Subsidiary of the Borrower is an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of the execution and delivery of the Loan Documents by the Borrower or the performance of its obligations thereunder violate any regulation under the Public Utility Holding Company Act of 1935, as amended.

            (i) The Borrower is and each of its Subsidiaries are in substantial compliance with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including,

                     CERC 5-Year Revolving Credit Agreement
      without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

            (j) All written information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated in the light of the circumstances under which such information was provided (as modified or supplemented by other information so furnished, when taken together as a whole as of the date so stated); provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower has disclosed to the Administrative Agent any and all facts specific to the Borrower and its Subsidiaries and known as of the date hereof to a Responsible Officer of the Borrower that could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01 Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit is outstanding under this Agreement, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Significant Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Significant Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or unless the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties; provided, however, that the Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties and to the extent consistent with prudent business practice.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except (other than in the case of the Borrower) to the extent such failure could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the board of

                     CERC 5-Year Revolving Credit Agreement
      directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

            (e) Visitation Rights. The Borrower will, and will cause each of its Subsidiaries to, at any reasonable time and from time to time, permit up to six representatives of the Lenders designated by the Required Lenders, or representatives of the Administrative Agent, on not less than five (5) Business Days' notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and each Significant Subsidiary and to discuss the general business affairs of the Borrower and each of its Subsidiaries with their respective officers and independent certified public accountants; subject, however, in all cases to the imposition of such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to disclose to the Administrative Agent, any Lender or any agents or representatives thereof any information which is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties. Notwithstanding the foregoing, none of the conditions precedent to the exercise of the right of access described in the preceding sentence that relate to notice requirements or limitations on the Persons permitted to exercise such right shall apply at any time when a Default or an Event of Default shall have occurred.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Maintenance of Existing Business. Maintain and preserve its fundamental business of being a local gas distribution company and an owner and operator of natural gas pipeline systems.

            (i) Use of Proceeds. Use the proceeds of each Advance only for general corporate purposes, including capital expenditures, of the Borrower and its Subsidiaries, and the repayment of commercial paper.

            (j) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, unaudited Consolidated balance sheets of the Borrower and its Subsidiaries, prepared in conformity with GAAP consistently applied, as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries, prepared in conformity with GAAP consistently applied, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year end audit adjustments and the inclusion of abbreviated footnotes) by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of a Responsible Officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03 (which requirement may be satisfied by delivering the Borrower's quarterly report on Form 10-Q with respect to such fiscal quarter as filed with the Securities and Exchange Commission);

                  (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Borrower commencing 2004, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash

                     CERC 5-Year Revolving Credit Agreement
            flows of the Borrower and its Subsidiaries for such fiscal year accompanied by an opinion of an independent public accountants, in each case prepared in conformity with GAAP consistently applied (which requirement may be satisfied by delivering the Borrower's annual report on Form 10-K with respect to such fiscal year as filed with the Securities and Exchange Commission) together with a certificate of a Responsible Officer of the Borrower identifying Significant Subsidiaries determined with respect to such financial statements;

                  (iii) as soon as practicable and in any event within seven
            Business Days after a Responsible Officer of the Borrower becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (iv) within ten (10) days of the filing thereof, copies of all periodic reports (other than (x) reports on Form 11-K or any successor form, (y) current reports on Form 8-K that contain no information other than exhibits filed therewith and (z) reports on Form 10-Q or 10-K or any successor forms) under the Exchange Act (in each case other than exhibits thereto and documents incorporated by reference therein)) filed by the Borrower with the Securities and Exchange Commission;

                  (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                  (vi) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

      Information required to be delivered pursuant to the foregoing Sections 5.01(j)(i), (ii) and (iv) shall be deemed to have been delivered on the date on which the Borrower provides notice (including notice by e-mail) to the Administrative Agent (which notice the Administrative Agent will convey promptly to the Lenders) that such information has been posted on the Securities and Exchange Commission website on the internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that such notice may be included in a certificate delivered pursuant to Section 5.01(j)(i).

            SECTION 5.02 Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder or any Letter of Credit is outstanding under this Agreement, the Borrower will not:

            (a) Restrictions on Liens. Pledge, mortgage or hypothecate, or permit to exist, and will not permit any Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) to pledge, mortgage or hypothecate, or permit to exist, except in favor of Borrower or any Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary), any Lien upon, any Principal Property or Equity Interest in any Significant Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) owning any Principal Property, at any time owned by Borrower or a Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary), to secure any Indebtedness; provided, however, that this restriction shall not apply to or prevent the creation or existence of:

                  (i) Permitted Liens;

                  (ii) any Lien in existence on the date hereof securing
            Indebtedness of the Borrower or any of its Subsidiaries; provided that no such Lien described in this clause (ii) encumbers any additional Property after the date hereof and that the principal amount of Indebtedness secured thereby is not increased;

                     CERC 5-Year Revolving Credit Agreement

                  (iii) Liens required to be granted pursuant to "equal and
            ratable" clauses existing on the date hereof under Contractual Obligations of the Borrower and its Restricted Subsidiaries (and extensions and renewals thereof);

                  (iv) Liens arising in connection with the securitization of accounts receivable of the Borrower and its Subsidiaries, in the case of the Borrower and its Subsidiaries, to the extent affecting only the accounts receivable of the Borrower and its Subsidiaries and assets customarily related thereto;

                  (v) Liens on fixed or capital assets and related inventory and intangible assets acquired, constructed, improved, altered or repaired by the Borrower or any Restricted Subsidiary; provided that
            (A) such Liens secure Indebtedness otherwise permitted by this Agreement, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 365 days after such acquisition or the later of the completion of such construction, improvement, alteration or repair or the date of commercial operation of the assets constructed, improved, altered or repaired, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such fixed or capital assets, as the case may be, and (D) such Lien shall not apply to any other property or assets of the Borrower or of its Restricted Subsidiaries (other than repairs, renewals, replacements, additions, accessions, improvements and betterments thereto);

                  (vi) Liens on Property and repairs, renewals, replacements, additions, accessions, improvements and betterments thereto existing at the time such Property is acquired by the Borrower or any Restricted Subsidiary and not created in contemplation of such acquisition (or on repairs, renewals, replacements, additions, accessions and betterments thereto), and Liens on the Property of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower and not created in contemplation of such Person becoming a Restricted Subsidiary of the Borrower (or on repairs, renewals, replacements, additions, accessions and betterments thereto);

                  (vii) rights reserved to or vested in any Governmental
            Authority by the terms of any right, power, franchise, grant, license or permit, or by any Requirements of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Property of the Borrower or any of its Restricted Subsidiaries;

                  (viii) rights reserved to or vested in (or exercised by) any
            Governmental Authority to control, regulate or use any Property of a Person or its activities, including zoning, planning and environmental laws and ordinances and municipal regulations;

                  (ix) Liens on Property of the Borrower or any of its
            Restricted Subsidiaries securing non-recourse Indebtedness of the Borrower or any such Restricted Subsidiary;

                  (x) any extension, renewal or refunding of any Lien permitted by clauses (i) through (ix) above on the same Property previously subject thereto; provided that no extension, renewal or refunding of any such Lien shall increase the principal amount of any Indebtedness secured thereby immediately prior to such extension, renewal or refunding, unless such Indebtedness is permitted under
            Section 5.03;

                  (xi) Liens on cash collateral to secure obligations of the
            Borrower and its Restricted Subsidiaries in respect of cash management arrangements with any Lender or Affiliate thereof; and

                  (xii) Liens not otherwise permitted by this Section 5.02(a)
            securing Indebtedness of the Borrower and its Restricted Subsidiaries so long as the aggregate outstanding principal amount of the obligations secured thereby does not at any time exceed at the time of incurrence of such obligations (including any such incurrence resulting from any extension, renewal or refunding of

                     CERC 5-Year Revolving Credit Agreement
            such obligations), as to the Borrower and all of its Restricted Subsidiaries, 10% of Net Tangible Assets.

            (b) Consolidation, Mergers or Disposal of Assets. And will not permit any Significant Subsidiary to, (i) consolidate with, or merge into or amalgamate with or into, any other Person; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person; provided, however, that nothing contained in this Section 5.02(b) shall prohibit (A) a merger involving a Subsidiary in which the Borrower or, if the Borrower is not a party to such merger, a Wholly-Owned Significant Subsidiary is the surviving entity; (B) the liquidation, winding up or dissolution of a Significant Subsidiary if all of the assets of such Significant Subsidiary are conveyed, transferred or distributed to the Borrower or a Wholly-Owned Significant Subsidiary; (C) the conveyance, sale, transfer, lease or other disposal of all or substantially all (or any lesser portion) of the assets of any Significant Subsidiary to the Borrower or a Wholly-Owned Significant Subsidiary; or
      (D) additional conveyances, sales, transfers, leases or other disposals of assets of the Borrower and its Subsidiaries, provided, that the aggregate net book value of all assets of the Borrower and its Subsidiaries conveyed, sold, transferred, leased or otherwise disposed of pursuant to this clause (D) shall not exceed $200,000,000 or shall constitute assets that are no longer necessary for the operation of the business of the Borrower and its Subsidiaries; provided that, in each case covered by this
      Section 5.02(b), immediately before and after giving effect to any such merger, dissolution or liquidation, or conveyance, sale, transfer, lease or other disposition, no Default shall have occurred and be continuing.

            (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP or as contemplated by Section 5.04.

            (d) Subsidiary Indebtedness. Permit any Significant Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) to be a party to, guarantee, assume, create, incur, issue or otherwise be liable in any manner in connection with or suffer to exist, any Indebtedness or preferred stock other than (i) Indebtedness for Borrowed Money and preferred stock which does not exceed at any time outstanding an aggregate amount for all Significant Subsidiaries of $100,000,000 (for purposes of this clause (i), the amount of Indebtedness for Borrowed Money will be the outstanding principal amount thereof, and the amount of any preferred stock will be the greater of the par value thereof or the consideration received in the issuance thereof), (ii) assumed Indebtedness for Borrowed Money and preferred stock of any Person that becomes a Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) after the date hereof, if such Indebtedness for Borrowed Money or preferred stock is in existence at the time such Person becomes a Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) and was not created in contemplation thereof and no other Subsidiary is liable therefor, (iii) Indebtedness for Borrowed Money owed to and held by, and preferred stock held by, the Borrower or any Wholly-Owned Subsidiary of the Borrower, (iv) Non-Recourse Debt and (v) Indebtedness for Borrowed Money existing on the date hereof, any refinancing thereof in an amount not greater than the outstanding amount thereof at the time of such refinancing and any preferred stock existing on the date hereof.

            (e) Restrictions on Dividends, Intercompany Loans, or Investments. Permit, or permit any Significant Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) to, create or otherwise cause or permit to exist or become effective any explicit and direct restriction under any agreement evidencing or providing for the issuance of Indebtedness for Borrowed Money (other than this Agreement) on the ability of any Significant Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) to (i) pay dividends or make any other distributions on its capital stock or pay any Indebtedness owed to the Borrower or any Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) of the Borrower, (ii) make any loans or advances to or investments in the Borrower or any Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) of the Borrower, or
      (iii) transfer any of its property or assets to the Borrower or any Subsidiary (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) of the Borrower; provided, that the foregoing

                     CERC 5-Year Revolving Credit Agreement
      shall not prohibit financial incurrence, maintenance and similar covenants that indirectly have the practical effect of prohibiting or restricting the ability of a Significant Subsidiary to make such payments or provisions that require that a certain amount of capital be maintained, or prohibit the return of capital to shareholders above certain dollar limits; provided, further, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) restrictions and conditions existing on the date hereof, any amendment or modification thereof (other than an amendment or modification expanding the scope of any such restriction or condition and any restrictions or conditions) that (x) replace restrictions or conditions existing on the date hereof and (y) are substantially similar to such existing restriction or condition, (iii) restrictions (including any extension of such restrictions that does not expand the scope of any such restrictions) existing at the time at which any such Subsidiary first becomes a Significant Subsidiary, so long as such restriction was in existence prior to such time in accordance with the other provisions of this Agreement and was not agreed to or incurred in contemplation of such change of status and (iv) any restrictions with respect to a Significant Subsidiary imposed pursuant to an agreement that has been entered into in connection with a disposition of all or substantially all of the Capital Stock or assets of such Subsidiary (if such disposal is otherwise permitted under this Agreement).

            (f) Affiliate Transaction. And will not permit any Subsidiary of Borrower to, make, directly or indirectly, (i) any transfer, sale, lease or other disposition of any Property to any Affiliate of Borrower or any Subsidiary of Borrower or any purchase or acquisition of any Property from any such Affiliate; or (ii) any other arrangement or transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of any such Affiliate); provided, that (A) Borrower and any such Subsidiary may enter into any arrangement or other transaction with any such Affiliate if the monetary or business consideration arising therefrom would be substantially at least as advantageous to Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower or any Subsidiary of Borrower; (B) Borrower and any Subsidiary of Borrower may become liable in connection with guaranties of the obligations of any such Affiliate in the ordinary course of business, provided that, the amount of any such guaranty, to the extent such guaranty relates to Indebtedness for Borrowed Money, of the obligations of any such Affiliate shall be included in the determination of Total Debt for purposes of Section 5.03(a) hereof; (C) Borrower and its Subsidiaries may make purchases of receivables of any kind from the Borrower and the Subsidiaries of Borrower on terms that any of them deem acceptable; (D) intercompany borrowings between Borrower and any Subsidiary of Borrower and between any Subsidiaries of the Borrower and other such Subsidiaries of the Borrower may be on terms that they deem acceptable or under the Parent's money pool; (E) Borrower may enter into any arrangement or other transaction with any Wholly-Owned Subsidiary of Borrower, and any Wholly-Owned Subsidiary of Borrower may enter into any arrangement or other transaction with Borrower or any other Wholly Owned Subsidiary of Borrower, in each case under this clause (E) only if such arrangements and other transactions do not involve any Person other than Borrower and Wholly-Owned Subsidiaries of Borrower; and (F) Borrower may enter into arrangements or other transactions permitted by Section 5.02(b)(E).

            (g) Investments in the Parent. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in the Parent, other than money pool loans.

            (h) Use of Proceeds: Regulation U. Use the proceeds of any Borrowing
      (i) to purchase or carry, within the meaning of Regulation U, any Margin Stock, (ii) to participate in any tender offer for the securities of any Person, unless such tender offer has been approved by the board of directors, general partners or other governing body of such Person or
      (iii) for any purpose that would violate or result in a violation of any law or regulation. Borrower will not, and will not permit any of its Subsidiaries to engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying, within the meaning of Regulation U, any Margin Stock.

            (i) Takeover Bids. Use the proceeds of any Borrowing to it to participate in any unsolicited bid for any other Person.

            (j) Certain Investments, Loans, Advances, Guaranties and Acquisitions. Permit, or permit any of its Significant Subsidiaries to purchase or acquire (including pursuant to any merger) any Capital

                     CERC 5-Year Revolving Credit Agreement

      Stock, evidence of indebtedness or other securities of or other interest in (including any option, warrant or other right to acquire any of the foregoing), make any loans or advances to, Guarantee any obligation of, or make any investment or other interest in or capital contribution to any Unrestricted Subsidiary or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any Unrestricted Subsidiary constituting a business unit, (any of the foregoing, an "Investment") at any time if the aggregate amount of Net Tangible Assets of all Unrestricted Subsidiaries at such time exceeds, or would exceed as a result of any Investment the lesser of (i) 10% of the Consolidated Net Tangible Assets of Parent and (ii) 15% of the Consolidated Net Tangible Assets of the Borrower.

            SECTION 5.03 Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

            (a) Total Debt to Capitalization Ratio. Maintain a ratio of Total Debt for Borrowed Money to Consolidated Capitalization of no greater than 0.65:1.00, calculated on a quarterly basis.

            (b) Fixed Charge Coverage Ratio. Maintain a ratio of EBITDA to Cash Interest for the immediately preceding four calendar quarters of no less than 2.00:1.00, calculated on a quarterly basis.

            SECTION 5.04 Borrower's Accounting Reorganization.

            (a) The Borrower may undertake an accounting reorganization of its operations and corporate structure that would involve the extinguishment of a negative retained earnings balance and the restatement of its assets and its liabilities to their fair values (the "Accounting
      Reorganization").

            (b) In the event that the Accounting Reorganization occurs, the Borrower shall notify the Administrative Agent thereof and notwithstanding any of the terms, conditions or provisions of this Agreement or the other Loan Documents to the contrary, compliance with the financial covenants, standards, terms and conditions in this Agreement and the Loan Documents shall be based on the performance by the Borrower and its Subsidiaries therewith as though the Accounting Reorganization had not occurred and the Borrower shall deliver, together with the certificates required under
      Section 5.01(j), pro forma financial statements prepared on the basis that the Accounting Reorganization had not occurred.

            (c) In addition, the Borrower may request various amendments to the covenants, representations, Events of Defaults and the other standards, terms and conditions of this Agreement and the Loan Documents. If so requested, the Borrower and the Lenders agree to enter into negotiations in order to amend such provisions (with the agreement of the Required Lenders or, if required by Section 8.01, all of the Lenders) so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Borrower's and its Restricted Subsidiaries' financial condition shall be the same after the Accounting Reorganization as if such Accounting Reorganization had not occurred. Each of the Lenders agrees to consider these requests and proposed amendments in good faith and agrees not to unreasonably withhold or delay its consent to such amendments. Unless and until such provisions have been so amended, this Section shall govern the Borrower's compliance with this Agreement and the Loan Documents.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay (i) any principal of any Advance when the same becomes due and payable, or (ii) any interest on any Advance, any fees payable under the Fee Letter, any Applicable Utilization Fees, the Facility Fee payable pursuant to Section 2.06(a) or any Letter of Credit fees under

                     CERC 5-Year Revolving Credit Agreement

      Section 2.06(c) within five Business Days after the same becomes due and payable or (iii) any other payment of fees or other amounts payable under this Agreement or any Note or CAF Note, as the case may be, within ten Business Days after notice of such payment is received by the Borrower from the Administrative Agent or the Required Lenders; or

            (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d), (e), (h) or (j)(iii),
      5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall not have been remedied within 30 days after the earlier of notice thereof to it by the Administrative Agent or the Required Lenders or discovery thereof by a Responsible Officer of the Borrower; or

            (d) The Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) shall fail to pay any principal of or premium or interest on any Indebtedness for Borrowed Money that is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries (other than any Project Finance Subsidiary or an Unrestricted Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Significant Subsidiaries (other than any Project Finance Subsidiary or an Unrestricted Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in this subsection (e); or

            (f) Judgments or orders for the payment of money (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) in excess of $50,000,000 in the aggregate shall be rendered against the Borrower or any of its Significant Subsidiaries (other than a Project Finance Subsidiary or an Unrestricted Subsidiary) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                     CERC 5-Year Revolving Credit Agreement

            (g) For any reason, (i) the Parent fails to own, directly or indirectly, at least 50% of the economic interest in Borrower, or (ii) the Parent fails to own, directly or indirectly, at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of Borrower, or (iii) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in CenterPoint Energy - Mississippi River Transmission Corporation, a Delaware corporation ("MRT"), or (iv) the Borrower fails to own, directly or indirectly, at least 50% of the economic interest in CenterPoint Energy Gas Transmission Company, a Delaware corporation ("CEGT"), or (v) the Borrower fails to own at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of MRT or (vi) the Borrower fails to own at least 50% of the outstanding shares of stock, Voting Stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect directors or other managers of CEGT; or

            (h) The Borrower or any of its ERISA Affiliates shall incur, or could be reasonably expected to incur, liability in excess of $50,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or
      (iii) the reorganization or termination of a Multiemployer Plan;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes or CAF Notes (if any), the unpaid principal amount of all outstanding Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes or CAF Notes (if any), all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes or CAF Notes (if any), the unpaid principal amount of all outstanding Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's Office an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, the Borrower shall be obligated to pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's Office, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Administrative Agent determines that any funds held are subject to any right or claim of any Person other than the Agents and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                     CERC 5-Year Revolving Credit Agreement

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

            SECTION 7.01 Authorization and Action. Each Lender and Issuing Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or CAF Notes, if any), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes or CAF Notes (if any); provided, however, that the Administrative Agent shall be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 7.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or the existence at any time of any Default or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or, if applicable, the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 7.03 Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note or CAF Note, if any, issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its respective individual capacities. Citibank and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank was not the Administrative Agent and without any duty to account therefor to the Lenders. The Administrative Agent shall have no duty to disclose any information obtained or received by it or any of its Affiliates relating to the Borrower or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Administrative Agent.

            SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                     CERC 5-Year Revolving Credit Agreement

            SECTION 7.05 Indemnification. (a) The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes (if any) then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out of pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Administrative Agent, any Lender or a third party.

            (b) Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, each Lender's ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to such Lender's, (ii) such Lender's Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) such Lender Party's Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this
Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 7.06 Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a

                     CERC 5-Year Revolving Credit Agreement
combined capital and surplus of at least $500,000,000, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

            SECTION 7.07 Co-Syndication Agents; Lead Arrangers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "co-syndication agent" or "lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes (if any), nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the relevant Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, without the consent of any affected Lender, (b) increase the Commitments of any affected Lender, (c) reduce the principal of, or interest on, the Notes (if any) or any fees or other amounts payable hereunder to such Lender, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes (if any) or any fees or other amounts payable hereunder to such Lender, (e) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes (if any), the number of Lenders, or the Available Amount of outstanding Letters of Credit, that shall be required for the Lenders or any of them to take any action hereunder without the consent of all Lenders, or (f) amend this
Section 8.01 without the consent of all Lenders; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of the such Agent under this Agreement or any Note.

            SECTION 8.02 Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or
(y) as and to the extent set forth in Section 8.02(b) and in the proviso to this
Section 8.02(a), in an electronic medium and delivered as set forth in Section 8.02(b), if to the Borrower, at its address at P.O. Box 2805, Houston, TX 77252,
Attention: Assistant Treasurer (telecopy: 713 207 3301); if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to the Lead Arrangers, at the addresses specified on Schedule II hereto; and if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720,
Attention: Bank Loan Syndications Department/Jacqueline Caine (telecopy: 212 994
0961), with a copy to 388 Greenwich Street, New York, New York, 10013,
Attention: Nietzsche Rodricks (telecopy: 212 816 8098); or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent; provided, that materials required to be delivered pursuant to Section 5.01(j)(i), (ii) and (iv) shall be delivered to the Administrative Agent as specified in Section 8.02(b) or as otherwise specified to the Borrower by the Administrative Agent. All

                     CERC 5-Year Revolving Credit Agreement
such notices and communications shall, when mailed, telecopied, telegraphed or emailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by email, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or CAF Notes (if any) or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            (b) The Borrower hereby agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any default or event of default under this Agreement, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the "Communications") by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com (or such other e-mail address designated by the Administrative Agent from time to time).

            (c) Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender, Issuing Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the "Platform"). Nothing in this Section 8.02 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders and the Issuing Banks in any other manner specified in the Loan Documents.

            (d) The Borrower hereby acknowledges that certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (i) Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof, (ii) by marking Communications "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Communications as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, it being understood that certain of such Communications may be subject to the confidentiality requirements hereof, (iii) all Communications marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor," and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor." Notwithstanding the foregoing, (A) the Borrower shall be under no obligation to mark any Communications "PUBLIC," and each Public Lender hereby waives its right to receive any Communications that are not marked "PUBLIC"; and (B) the Administrative Agent shall treat Communications that are deemed to have been delivered based on notice pursuant to the last sentence of Section 5.01(j) as "PUBLIC."

            (e) Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications has been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

            (f) Each party hereto agrees that any electronic communication referred to in this Section 8.02 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such

                     CERC 5-Year Revolving Credit Agreement
party at the e-mail address provided to the Administrative Agent) as "sent" in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as "received" in the e-mail system of the Administrative Agent; provided that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent.

            (g) Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided "as is" and "as available," (iii) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the "Citigroup Parties") warrants the adequacy of the Platform or the accuracy or completeness of any Communications, and each Citigroup Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Citigroup Party in connection with any Communications or the Platform.

            SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or Agent to exercise, and no delay in exercising, any right hereunder or under any Note or CAF Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 8.04 Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Lead Arrangers in connection with the preparation, execution, delivery, administration, modification and amendment of or any consent or waiver under this Agreement, the Notes (if any) and the other documents to be delivered hereunder, including, without limitation, (A) all reasonable due diligence, syndication (including printing, distribution and bank meetings), computer and duplication expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent and the Lead Arrangers with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement and (C) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder. The Borrower further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes (if any) and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent, the Lead Arrangers and each Lender in connection with the enforcement of rights under this Section 8.04(a).

            (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Lead Arrangers and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith)
(i) the Notes or CAF Notes (if any), this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, equityholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the parties hereto agrees not to assert any claim for

                     CERC 5-Year Revolving Credit Agreement
special, indirect, consequential or punitive damages against any other party hereto, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability arising out of or otherwise relating to the Notes or CAF Notes (if any), this Agreement, the Letters of Credit any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or CAF Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Sections 2.10(d) or (e), 2.12 or 2.14, acceleration of the maturity of the Notes or CAF Notes (if any), as the case may be, pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.12, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes or CAF Notes (if any).

            SECTION 8.05 Right of Set off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes or CAF Notes, if any, due and payable pursuant to the provisions of Section 6.01, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note or CAF Note, as the case may be, held by such Lender or the Issuing Banks, whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or such Note or CAF Note and although such obligations may be unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. Each Lender and Issuing Bank agrees promptly to notify the Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of each Lender, the Issuing Bank and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) that such Lender, Issuing Bank and its Affiliates may have.

            SECTION 8.06 Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

            SECTION 8.07 Assignments and Participations. (a) Each Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make CAF Advances, CAF Advances owing to it and CAF Note or CAF Notes, if any), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note, if any, subject

                     CERC 5-Year Revolving Credit Agreement
to such assignment, and (v) the parties to each such assignment shall deliver to the Administrative Agent a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.13, 2.16 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be prima facie evidence of the correctness thereof, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note, if any, subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (e) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing

                     CERC 5-Year Revolving Credit Agreement

Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (f) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. A Participant shall not be entitled to receive any greater payment under Sections 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Borrower or the Administrative Agent (i) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, and (ii) with notice to the Borrower and the Administrative Agent, assign all or part of its rights and obligations under this Agreement to any of its Affiliates.

            (i) In the event that any Lender requests payments of reimbursement, compensation or indemnification from the Borrower pursuant to Sections 2.02,
2.13 or 2.16 herein, then the Borrower shall have the right, but not the obligation, at its own expense, upon 5 Business Days notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraphs (a) and (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraphs (a) and
(b) above) all its interests, rights and obligations in respect of its Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority, (ii) no Default has occurred or is continuing, (iii) the Borrower has satisfied all of its obligations under this Agreement relating to such assigning Lender through the date of such assignment, (iv) the Borrower shall pay to the Administrative Agent the administrative fee in the amount of $3,500 if such replacement Lender assignee is not an existing Lender, and (v) such assignee shall pay to such assigning Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Advances made by such Lender hereunder and the Borrower, the Administrative Agent or such assignee, as applicable, shall pay to such Lender all other amounts accrued for such Lender's account or owed to it hereunder.

                     CERC 5-Year Revolving Credit Agreement

            SECTION 8.08 Patriot Act Notification. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

            SECTION 8.09 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis,
(b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any other regulatory or self-regulatory authorities. The Borrower may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such U.S. tax treatment and U.S. tax structure.

            SECTION 8.10 Governing Law. This Agreement and the Notes (if any) shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 8.11 Counterparts; Integration; Electronic Execution.

            (a) Execution in Counterparts, Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement, and any separate letter agreements with respect to fees payable to the Administrative Agent and the Lead Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            (b) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            SECTION 8.12 Removal of Lender. Notwithstanding anything herein to the contrary, the Borrower may, at any time in its sole discretion, remove any Lender upon 15 Business Days' written notice to such Lender and the Administrative Agent (the contents of which notice shall be promptly communicated by the Administrative Agent to each other Lender), such removal to be effective at the expiration of such 15-day notice period; provided, however, that no Lender may be removed hereunder (i) at a time when an Event of Default shall have occurred and be continuing or (ii) after giving effect to the removal, the Total Aggregate Outstanding Extensions of Credit would exceed the total of the Revolving Commitments. Each notice by the Borrower under this Section shall constitute a representation by the Borrower that the removal described in such notice is permitted under this Section. Concurrently with such removal, the Borrower shall pay to such removed Lender all amounts owing to such Lender hereunder and under any other Loan Document in immediately available funds. Upon full and final payment hereunder of all amounts owing to such removed Lender, such Lender shall make appropriate entries in its accounts evidencing payment of all Loans hereunder and releasing the Borrower from all obligations owing to the removed Lender in respect of the Loans hereunder and surrender to the Administrative Agent for return to the

                     CERC 5-Year Revolving Credit Agreement

Borrower any Notes of the Borrower then held by it. Effective immediately upon such full and final payment, such removed Lender will not be considered to be a "Lender" for purposes of this Agreement except for the purposes of any provision hereof that by its terms survives the termination of this Agreement and the payment of the amounts payable hereunder. Effective immediately upon such removal, the Commitments of such removed Lender shall immediately terminate and such Lender's participation share in any outstanding Letters of Credit shall immediately terminate and such participation share shall be divided among the remaining Lenders according to their Pro Rata Share. Such removal will not, however, affect the Commitments of any other Lender hereunder.

            SECTION 8.13 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes or CAF Notes (if any), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes or CAF Notes (if any) in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes or CAF Notes (if any) in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.


                     CERC 5-Year Revolving Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 CENTERPOINT ENERGY RESOURCES CORP., as Borrower

                                 By /s/ Marc Kilbride
                                    --------------------------------------------
                                    Title: Vice President And Treasurer

                                 CITIGROUP GLOBAL MARKETS INC., as Lead Arranger

                                 By /s/ Judith Green
                                   ---------------------------------------------
                                   Title: Managing Director

                            BARCLAYS CAPITAL, the Investment Banking Division of Braclays Bank PLC, as Lead Arranger

                            By /s/ Sydney Dennis
                               -------------------------------------------------
                               Title: Director

                              BANC OF AMERICA SECURITIES LLC, as Lead Arranger

                              By [Illegible]
                                 -------------------------------------------
                                 Title: [Illegible]

                        CITIBANK, N.A., as Administrative Agent and Issuing Bank

                        By /s/ Judith Green
                          ------------------------
                          Title: Vice President

                            BARCLAYS BANK PLC., as Co-Syndication Agent and Issuing Bank

                            By /s/ Sydney Dennis
                               ----------------------------------------
                               Title: Director

                                  BANK OF AMERICA, N.A., as Co-Syndication Agent and Issuing Bank

                                  By  /s/ Kevin P. Bertelsen
                                      ------------------------------------------
                                      Title: Vice President

                                  CREDIT SUISSE, CAYMAN ISLANDS BRANCH,as Lender

                                  By /s/ Thomas R. Cantello
                                     ---------------------------
                                     Title: Vice President

                                  By /s/ Gregory S. Richards
                                     ---------------------------
                                     Title:  Associate

                                  DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

                                  By /s/ David J. Bell
                                     ----------------------------------
                                  Title: Managing Director

                                  By /s/ Marcus Tarkington
                                     ----------------------------------
                                  Title: Director

                                  JPMORGAN CHASE BANK, N.A., as Lender

                                  By /s/ Robert W. Traband
                                     ------------------------
                                     Title: Vice President

                                  THE ROYAL BANK OF SCOTLAND PLC, as Lender

                                  By /s/ Belinda Wheeler
                                     ------------------------
                                  Title: Vice President

                                  WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

                                  By /s/ Larry Gross
                                     ------------------------
                                  Title: Assistant Vice President

                                  ROYAL BANK OF CANADA, as Lender

                                  By /s/ Linda Phaken
                                     ------------------------
                                     Title: Authorized Signatory

                                  KEYBANK NATIONAL ASSOCIATION, as Lender

                                  By /s/ Kevin D. Smith
                                     ------------------------
                                     Title: Vice President

                                  WELLS FARGO BANK, N.A., as Lender

                                  By /s/ Steve Melton
                                     ------------------------
                                     Title: Vice President

                                  THE BANK OF TOKYO-MITSUBISHI, LTD., as Lender

                                  By /s/ D. Barnell
                                     ------------------------
                                     Title: Vice President & Manager

                                  SUNTRUST BANK, as Lender

                                  By /s/ Kelley Brunson
                                     ------------------------
                                     Title: Vice President

                                  HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

                                  By /s/ Jose Aldeanueva
                                     ------------------------
                                     Title: Vice President

                                  ABN AMRO BANK N.V., as Lender

                                  By /s/ R. Scott Donaldson
                                     ------------------------
                                     Title: Vice President

                                  By /s/ Todd D. Vaubel
                                     ------------------------
                                     Title: Assistant Vice President

                                                                      SCHEDULE I
                                                      APPLICABLE LENDING OFFICES

-----------------------------------------------------------------------------------------------------------------------------------
LENDER'S NAME                        DOMESTIC OFFICE                                  EURODOLLAR OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                       Two Penns Way, Suite 200                         Two Penns Way, Suite 200
                                     New Castle, DE 19720                             New Castle, DE 19720
                                     Attn: Jackie Caine                               Attn: Jackie Caine
                                     Reference: CenterPoint Energy Resources          Reference: CenterPoint Energy Resources
-----------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                  1111 Fannin, 10th Floor                          1111 Fannin, 10th Floor
                                     Houston, TX 77002                                Houston, TX 77002
                                     Account Name: Utilities Clearing Account         Account Name: Utilities Clearing Account
                                     Attn: Janene English                             Attn: Janene English
                                     Reference: CenterPoint Energy Resources Corp.    Reference: CenterPoint Energy Resources Corp.
-----------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                901 Main Street                                  901 Main Street
                                     Dallas, Texas 75202                              Dallas, Texas 75202
                                     Account Name: Credit Services                    Account Name: Credit Services
                                     Reference: CenterPoint Energy Resources Corp.    Reference: CenterPoint Energy Resources Corp.
-----------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank, N.V.
                                     Melanie Dziobas                                  Melanie Dziobas
                                     540 West Madison Street                          540 West Madison Street
                                     Suite 2621                                       Suite 2621
                                     Chicago, IL 60661                                Chicago, IL 60661

                                     Scott Donaldson                                  Scott Donaldson
                                     4400 Post Oak Parkway                            4400 Post Oak Parkway
                                     Suite 5500                                       Suite 5500
                                     Houston, TX 77027                                Houston, TX 77027
-----------------------------------------------------------------------------------------------------------------------------------
Barclays Capital                     Nicholas Bell                                    Nicholas Bell
                                     200 Park Avenue, 4th Floor                       200 Park Avenue, 4th Floor
                                     New York, NY 10166                               New York, NY 10166
-----------------------------------------------------------------------------------------------------------------------------------
Credit Suisse, Cayman Islands        Brian Caldwell                                   Brian Caldwell
Branch                               Eleven Madison Avenue                            Eleven Madison Avenue
                                     New York, NY 10010                               New York, NY 10010
-----------------------------------------------------------------------------------------------------------------------------------
Deutsche Bank AG New York Branch     60 Wall Street                                   60 Wall Street
                                     New York, NY 10005                               New York, NY 10005
-----------------------------------------------------------------------------------------------------------------------------------
HSBC Bank USA, National              Jose Aldeanueva                                  Jose Aldeanueva
Association                          452 Fifth Avenue, 5th Floor                      452 Fifth Avenue, 5th Floor
                                     New York, NY 10018                               New York, NY 10018
-----------------------------------------------------------------------------------------------------------------------------------
Royal Bank of Canada                 Compton Singh                                    Compton Singh
                                     One Liberty Plaza, 3rd Floor                     One Liberty Plaza, 3rd Floor
                                     New York, NY 10006-1404                          New York, NY 10006-1404
-----------------------------------------------------------------------------------------------------------------------------------
SunTrust Bank                        Linda Stanley                                    Tina Marie Edwards
                                     303 Peachtree Street, 10th Floor                 303 Peachtree Street, 10th Floor
                                     Atlanta, GA 30303                                Atlanta, GA 30303
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
LENDER'S NAME                        DOMESTIC OFFICE                                  EURODOLLAR OFFICE
-----------------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.   Larry Marchbanks                                 Larry Marchbanks
                                     1100 Louisiana, #2800                            1100 Louisiana, #2800
                                     Houston, TX 77002                                Houston, TX 77002
-----------------------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland plc       Michael Keating                                  Michael Keating
                                     101 Park Avenue                                  101 Park Avenue
                                     New York, NY 10178                               New York, NY 10178
-----------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National              Lawrence N. Gross                                Lawrence N. Gross
Association                          191 Peachtree Street NE                          191 Peachtree Street NE
                                     Suite 2800                                       Suite 2800
                                     Atlanta, GA 30303                                Atlanta, GA 30303
-----------------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank, N.A.               Steve Melton                                     Steve Melton
                                     1445 Ross Avenue                                 1445 Ross Avenue
                                     Suite 2320                                       Suite 2320
                                     Dallas, TX 75202-2812                            Dallas, TX 75202-2812
-----------------------------------------------------------------------------------------------------------------------------------
KeyBank National Association         601 108th Avenue N.E., 5th Floor                 601 108th Avenue N.E., 5th Floor
                                     Bellevue, WA 98004                               Bellevue, WA 98004
                                     Account Name: KCIB Loan Services                 Account Name: KCIB Loan Services
                                     Attn: Melissa Pelham                             Attn: Melissa Pelham
                                     Reference: CenterPoint Energy                    Reference: CenterPoint Energy
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II
                                                          LEAD ARRANGERS ADDRESS

CITIGROUP GLOBAL MARKETS, INC.
Two Penns Way, Suite 200
New Castle, DE 19720
Attn: Jackie Caine
Reference: CenterPoint Energy Resources

BARCLAYS CAPITAL
Nicholas Bell
200 Park Avenue, 4th Floor
New York, NY 10166

BANC OF AMERICA SECURITIES, LLC
901 Main Street
Dallas, Texas 75202
Attn.: Jacqueline Archuleta
Reference: CenterPoint Energy Resources Corp.

                                                                    SCHEDULE III
                            COMMITMENT PERCENTAGES & LETTER OF CREDIT COMMITMENT

--------------------------------------------------------------------------------
Institution                                     Allocation
--------------------------------------------------------------------------------
Citibank, N.A.                                 $ 40,000,000           10.00%
Barclays Bank PLC                                40,000,000           10.00%
Bank of America, N.A.                            40,000,000           10.00%
Credit Suisse, Cayman Islands Branch             33,000,000            8.25%
Deutsche Bank AG New York Branch                 33,000,000            8.25%
JPMorgan Chase Bank, N.A.                        33,000,000            8.25%
The Royal Bank of Scotland plc                   33,000,000            8.25%
Wachovia Bank, National Association              33,000,000            8.25%
The Bank of Tokyo-Mitsubishi, Ltd.               25,000,000            6.25%
ABN AMRO Bank N.V.                               15,000,000            3.75%
HSBC Bank USA, National Association              15,000,000            3.75%
KeyBank National Association                     15,000,000            3.75%
Royal Bank of Canada                             15,000,000            3.75%
SunTrust Bank                                    15,000,000            3.75%
Wells Fargo Bank, N.A.                           15,000,000            3.75%
--------------------------------------------------------------------------------
Total                                          $400,000,000          100.00%
--------------------------------------------------------------------------------


LETTER OF CREDIT COMMITMENT

--------------------------------------------------------------------------------
          INSTITUTION                                   COMMITMENT
--------------------------------------------------------------------------------
Citibank, N.A.                              $50,000
--------------------------------------------------------------------------------
Barclay's Bank PLC                          $50,000
--------------------------------------------------------------------------------
Bank of America, N.A.                       $50,000
--------------------------------------------------------------------------------
TOTAL                                       $150,000
--------------------------------------------------------------------------------

                                                             EXHIBIT A - FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________              Dated:  __________ __, [___]

            FOR VALUE RECEIVED, the undersigned, CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Revolving Advances and the Letter of Credit Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of June 30, 2005 among the Borrower, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Citibank, N.A., as Administrative Agent for the Lenders, Barclays Bank PLC and Bank of America, N.A. as Co-Syndication Agents and Citibank, N.A., Barclays Bank PLC and Bank of America, N.A. as Issuing Banks (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

            The Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance and Letter of Credit Advance from the date of such Revolving Advance and Letter of Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Administrative Agent, at Two Penns Way, Suite 200, New Castle, Delaware, 19720, in same day funds. Each Revolving Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Advances and the Letter of Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Advance and Letter of Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                         CENTERPOINT ENERGY RESOURCES CORP.

                                         By __________________________________
                                            Title:

                     CERC 5-Year Revolving Credit Agreement

                       ADVANCES AND PAYMENTS OF PRINCIPAL

                             AMOUNT OF PRINCIPAL      UNPAID PRINCIPAL
DATE   AMOUNT OF ADVANCE       PAID OR PREPAID             BALANCE           NOTATION MADE BY
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------
-----  -----------------     -------------------      ----------------       ----------------

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT B - FORM OF
                                                             NOTICE OF BORROWING

Citibank, N.A., as Administrative Agent
for the Lenders parties
to the Credit Agreement
referred to below
390 Greenwich Street
New York, NY 10013

Attention:  ____________________

                                     [DATE]

Ladies and Gentlemen:

            The undersigned, CENTERPOINT ENERGY RESOURCES CORP., refers to the Credit Agreement, dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Revolving Borrowing is _______________, 20__.

            (ii) The Type of Revolving Advances comprising the Proposed Revolving Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii) The aggregate amount of the Proposed Revolving Borrowing is $_______________.

            (iv) [The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Borrowing is __________ [week][month][s].]

            (v) All or a portion of the Proposed Revolving Borrowing [will][will not] be used to repay commercial paper.

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving
Borrowing:

            (A) the representations and warranties contained in Section 4.01 (except the last sentence of subsection (e) thereof and in subsection
      (f)(i) and other representations that by their terms are limited to a specific date) are correct in all material respects on and as of such date, before and after giving effect to such Revolving Borrowing, issuance or renewal or Commitment Increase and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Revolving Borrowing, issuance or renewal of any Letter of Credit or Commitment Increase or from the application of the proceeds therefrom, that constitutes a Default.

                     CERC 5-Year Revolving Credit Agreement

                                         Very truly yours,

                                         CENTERPOINT ENERGY RESOURCES CORP.

                                         By__________________________
                                           Title:(1)

-------------
(1)   Signatory must be a Financial Officer, as defined in the Credit Agreement.

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement") among CenterPoint Energy Resources Corp., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

            The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of CAF Advances and CAF Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of CAF Advances and CAF Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Advances and Letter of Credit Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note (if any) held by the Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
      Schedule 1 hereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.16 of the Credit Agreement.

            4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                     CERC 5-Year Revolving Credit Agreement

            5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes (if any) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes (if any) for periods prior to the Effective Date directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

            8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused
Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                     CERC 5-Year Revolving Credit Agreement

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE

Percentage interest assigned:                                                         _____%

Assignee's Commitment:                                         $_______________

Aggregate outstanding principal amount of Revolving Advances
assigned:                                                      $_______________

Letter of Credit Commitment Assigned:                          $_______________

Letter of Credit Commitment Retained:                          $_______________

Principal amount of Note payable to Assignee:                  $_______________

Principal amount of Note payable to Assignor:                  $_______________

Effective Date(1):  _______________, 20__

                                               [NAME OF ASSIGNOR], as Assignor

                                               By __________________________
                                                  Title:

                                               Dated:  _______________, 20__

                                               [NAME OF ASSIGNEE], as Assignee

                                               By ___________________________
                                                  Title:

                                               Domestic Lending Office:
                                                      [Address]

                                               Eurodollar Lending Office:
                                                      [Address]

Accepted [and Approved](2) this

__________ day of _______________, 20__

CITIBANK, N.A., as Administrative Agent [and
Issuing Bank](2)

By ___________________________________
   Title:

----------------------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

(2) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                     CERC 5-Year Revolving Credit Agreement

[BARCLAYS BANK PLC, as Issuing Bank](2)

By ___________________________________
   Title:

[BANK OF AMERICA, N.A., as Issuing Bank](2)

By ___________________________________
   Title:

                     CERC 5-Year Revolving Credit Agreement

[Approved this __________ day of _______________, 20__

CENTERPOINT ENERGY RESOURCES CORP.

By   _______________________________________](1)
     Title:

------------------
(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT D - FORM OF
                                                                        CAF NOTE

U.S.$_______________                Dated:  _______________, 200_

            FOR VALUE RECEIVED, the undersigned, CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of June 30, 2005 among the Borrower, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for the Lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, 200_, the principal amount of U.S.$_______________.

            The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

            Interest Rate: _____% per annum (calculated on the basis of a year of 360 days for the actual number of days elapsed).

            Both principal and interest are payable in lawful money of the United States of America to _________________________ for the account of the Lender at the office of _________________________, at _________________________
in same day funds.

            This Promissory Note is one of the CAF Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

            The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                              CENTERPOINT ENERGY RESOURCES CORP.

                                              By ____________________________
                                                   Title:

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT E - FORM OF
                                                         COMPETITIVE BID REQUEST

Citibank, N.A.,
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            This is a Competitive Bid Request pursuant to Section 2.05 of the Credit Agreement requesting quotes for the following:

Aggregate Principal Amount     $___________       $___________         $___________

Effective Date of CAF Advance   ___________        ___________          ___________

Type of CAF Advance(1)          ___________        ___________          ___________

Maturity Date(2)                ___________        ___________          ___________

Interest Payment Dates          ___________        ___________          ___________

                                         Very truly yours,

                                         CENTERPOINT ENERGY RESOURCES CORP.,
                                            as Borrower

                                         By ________________________________
                                            Title:

Dated:_____________________

-----------------
(1)   Fixed Rate Advance or CAF Eurodollar Rate Advance.

(2)   A period of at least 15 days and no longer than 180 days.

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT F - FORM OF
                                                                 COMPETITIVE BID

Citibank, N.A.
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            In accordance with Section 2.05(b) of the Credit Agreement, the undersigned Lender offers to make a CAF Advance thereunder in the following amounts with the following maturity dates:

Effective Date of CAF Advance: ___________________, 200_

Aggregate Maximum Amount:  $__________________

Maturity Date 1             Maturity Date 2           Maturity Date 3
---------------             ---------------           ---------------
Maximum Amount $            Maximum Amount $          Maximum Amount $

Rate(1) Amount              Rate Amount               Rate Amount

Rate Amount                 Rate Amount               Rate Amount

            The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 2.05(d) of the Credit Agreement.

                                                 Very truly yours,

                                                 [NAME OF BIDDING LENDER]

                                                 By __________________________
                                                 Name:
Dated:____________________                       Title:
                                                 Telephone No.:
                                                 Fax:

-----------------------
(1) In the case of CAF Eurodollar Rate Advances, insert CAF Margin; in the case of Fixed Rate Advances, insert fixed rate bid.

                     CERC 5-Year Revolving Credit Agreement

                                                             EXHIBIT G - FORM OF
                                                    COMPETITIVE BID CONFIRMATION

Citibank, N.A.
As Administrative Agent for the
Lenders parties to the Credit Agreement (as defined below)
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

            Reference is made to the Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the undersigned, the Lenders listed on the signature pages thereto, Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

            In accordance with Section 2.05(d) of the Credit Agreement, the undersigned accepts and confirms the offers by the Lender[s] to make CAF Advances to the undersigned on ___________, 200_ under said Section 2.05(d) in the [respective] amount[s] set forth on the attached list of CAF Advances offered.

            By delivery of this Competitive Bid Confirmation and the acceptance of any or all of the CAF Advances offered by the Lenders in response to this Competitive Bid Confirmation, the undersigned shall be deemed to have represented and warranted that the relevant conditions to making CAF Advances in
Section 3.03 of the Credit Agreement have been satisfied with respect to such CAF Advances.

                                            Very truly yours,

                                            CENTERPOINT ENERGY RESOURCES CORP.,
                                              as Borrower

                                            By _________________________
                                               Title:

Dated: __________________

[Borrower to attach CAF Advances offer list prepared by the Administrative Agent with accepted amount entered by the Borrower to the right of each CAF Advance offer]

                     CERC 5-Year Revolving Credit Agreement

                                                              EXHIBIT H- FORM OF
                                             NOTICE OF LETTER OF CREDIT ISSUANCE

                       NOTICE OF LETTER OF CREDIT ISSUANCE

      This Notice of Letter of Credit Issuance, dated as of ____________ __, 20__, sets forth the request of the undersigned to ___________________ (the "Issuing Bank") to issue for the account party identified below its irrevocable Letter of Credit pursuant to the Credit Agreement dated as of June 30, 2005 among CenterPoint Energy Resources Corp. (the "Borrower"), the initial lenders named therein as Initial Lenders, Citigroup Global Markets Inc., Barclays Capital, the investment banking division of Barclays Bank PLC, and Banc of America Securities LLC, as Lead Arrangers, and Barclays Bank PLC and Bank of America, N.A. as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks, and Citibank, N.A., as the Administrative Agent (the "Credit Agreement"), the provisions of which Credit Agreement are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Notice of Letter of Credit Issuance have the same meanings as in the Credit Agreement.

      The Borrower hereby requests that the Issuing Bank issue a Letter of Credit (format attached) in the amount set forth below for the benefit of the beneficiary identified below.

            1.    Beneficiary: __________________, Address; Attention:
                  _____________________; Fax (___)___-____; Phone (___)
                  ___-____.

            2.    Account party: CenterPoint Energy Resources Corp.

            3.    Amount: U.S.$___________.

            4.    Requested date of issuance: ___________ __, 20__

            5.    Stated termination date: _______ __, 20__
                  [indicate whether Letter of Credit is to have evergreen provisions]

            6.    Purpose of letter of credit: ______________________

            7. Requirement for drawing: Original letter of credit, sight draft marked "Drawn under ________________________ Letter of Credit No. _________ dated ________". [additional requirements to be added]

            8.    Letter of credit is not transferable.

            9. Aggregate amount of Letters of Credit previously issued and outstanding under the Credit Agreement is $____________. (Aggregate L/C Obligations, including amount of requested Letter of Credit, may not exceed $150,000,000.)

      By each of the delivery of this Notice of Letter of Credit Issuance and the acceptance of the issuance of the Letter of Credit referred to above, the Borrower shall be deemed to have represented and warranted that the relevant conditions to such issuance specified in Article III of the Credit Agreement have been satisfied with respect to the issuance requested hereby.

      IN WITNESS WHEREOF, the undersigned has caused this Notice of Letter of Credit Issuance to be duly executed and delivered to Issuing Bank by its officer thereunto duly authorized as of the date first set forth above.

                                       CENTERPOINT ENERGY RESOURCES CORP.

                                       Date:

                     CERC 5-Year Revolving Credit Agreement

                                       By: ______________________

                                           Name:
                                           Title:

                     CERC 5-Year Revolving Credit Agreement

                                                              EXHIBIT I- FORM OF
                                                            ASSUMPTION AGREEMENT

                              ASSUMPTION AGREEMENT

      Reference is made to the Credit Agreement dated as of June 30, 2005 (as amended or modified from time to time, the "Credit Agreement") among CenterPoint Energy Resources Corp., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement), Citigroup Global Markets Inc., Banc of America Securities LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Lead Arrangers, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, Citibank, N.A., Barclays Bank PLC and Bank of America, N.A., as Issuing Banks and Citibank, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning. Pursuant to Section 2.19 of the Credit Agreement [_______] ("Assuming Lender") desires to participate in the Commitment Increase on the terms and conditions set forth below.

      Assuming Lender agrees as follows:

            1. The Assuming Lender hereby assumes an interest in and to all rights and obligations under the Credit Agreement as of the date hereof (other than in respect of CAF Advances and CAF Notes) equal to the amount specified on Schedule 1 hereto. After giving effect to the assumption, the Assuming Lender's Revolving Commitment, Letter of Credit Commitment and Commitment Percentage and the amount of the Revolving Advances owing to the Assuming Lender will be as set forth on Schedule 1 hereto.

            2. The Assuming Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches any U.S. Internal Revenue Service forms required under Section 2.16 of the Credit Agreement.

            3. Following the execution of this Assumption Agreement it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assumption Agreement (the "Effective Date") shall be the Increase Date listed on Schedule 1 hereto.

            4. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Assuming Lender shall be a party to the Credit Agreement and, to the extent provided in this Assumption Agreement, have the rights and obligations of a Lender thereunder.

            5. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            6. This Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assumption Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be executed by their officers thereunto duly authorized as of the date specified thereon.

                     CERC 5-Year Revolving Credit Agreement

                                  [NAME OF ASSUMING LENDER], as Assuming Lender

                                  By ______________________________
                                     Title:

                                  Dated:  _______________, 20__

                                  Domestic Lending Office:
                                           [Address]

                                  Eurodollar Lending Office:
                                           [Address]

                                  CENTERPOINT ENERGY RESOURCES CORP.

                                  By _______________________________
                                  Title:

Accepted [and Approved](1) this

__________ day of _______________, 20__

CITIBANK, N.A., as Administrative Agent [and as Issuing Bank](1)

By __________________________
Title:

[BARCLAYS BANK PLC, as Issuing Bank](1)

By __________________________
   Title:

[BANK OF AMERICA, N.A., as Issuing Bank](1)

By __________________________
  Title:

-----------------------
(1) Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                     CERC 5-Year Revolving Credit Agreement

                                   SCHEDULE 1
                                       TO
                              ASSUMPTION AGREEMENT

Assuming Lender's Commitment:                               $_______________

Principal amount of Note payable to Assuming Lender:        $_______________

Increase Date:  _______________, 20__

                     CERC 5-Year Revolving Credit Agreement